UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2021

Omnia Wellness Inc.

(Name of registrant in its charter)

Nevada	333-211986	98-1291924
(State or jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

999 18th Street

 Suite 3000

 Denver, Colorado 80202

(Address of principal executive offices)

(303) 325-3738

(Registrant’s telephone number)

1306 Hertel Avenue, Suite 3

Buffalo, NY 14316

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

TABLE OF CONTENTS

GENERAL NOTE	1
FORWARD-LOOKING STATEMENTS	1
Item 1.01 Entry into a Material Definitive Agreement	1
Item 2.01 Completion of Acquisition or Disposition of Assets	2
FORM 10 INFORMATION	3
ITEM 1. DESCRIPTION OF BUSINESS	3
ITEM 1A. RISK FACTORS	11
ITEM 2. FINANCIAL INFORMATION	22
ITEM 3. PROPERTIES	25
ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	25
ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS	26
ITEM 6. EXECUTIVE COMPENSATION	29
ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE	34
ITEM 8. LEGAL PROCEEDINGS	36
ITEM 9. MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	36
ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES	38
ITEM 11. DESCRIPTION OF CAPITAL STOCK	39
ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS	40
ITEM 13. FINANCIAL STATEMENTS	41
ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING OR FINANCIAL DISCLOSURE	41
ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS	41
Item 3.02 Unregistered Sales of Equity Securities	41
Item 4.01 Change in Registrant’s Certifying Accountant	41
Item 5.01 Changes in Control of Registrant	42
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	42
Item 5.03 Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year	42
Item 5.06 Change in Shell Company Status	42
Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits	42

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GENERAL NOTE

On January 5, 2021, Omnia Wellness Inc. (formerly known as Glolex Inc.), a Nevada corporation (the “Company”), completed its acquisition of Omnia Wellness Corporation (formerly known as Bed Therapies Inc.), a Texas corporation (“Omnia Corp.”), whereby, among other things, the Company acquired 100% of Omnia Corp. in exchange for the issuance of shares of the Company’s common stock, and Omnia Corp. became the wholly-owned subsidiary of the Company (the “Acquisition”). This Current Report on Form 8-K is being filed by the Company to describe certain material changes to its business following the Acquisition, as the term is more specifically defined herein.

The financial information, including the operating and financial results and audited financial statements included in this Current Report on Form 8-K are that of the Company as it exists following the Acquisition.

In this Current Report on Form 8-K, unless otherwise specified, all dollar amounts are expressed in United States dollars. Except as otherwise indicated by the context, references in this report to “Company”, “we,” “us” and “our” are references to Omnia Wellness Inc., formerly known as Glolex Inc., as combined with Omnia Corp. and reflects the prior operations and financial condition of Omnia Corp. before the Acquisition. References to “Omnia Inc.” or Omnia Wellness Inc. refer to the Company prior to the Acquisition.

FORWARD-LOOKING STATEMENTS

This Current Report contains forward-looking statements that involve substantial risks and uncertainties. The forward-looking statements are contained principally in the sections entitled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” but are also contained elsewhere in this Report. In some cases, you can identify forward-looking statements by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “target,” “seek,” “contemplate,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this Report, we caution you that these statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain.

Forward-looking statements are based on management’s current expectations, estimates, forecasts and projections about our business and the industry in which we operate, and management’s beliefs and assumptions are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. You should refer to the “Risk Factors” section of this Report for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this Current Report will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

These forward-looking statements speak only as of the date of this Current Report. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future. You should, however, review the factors and risks and other information we describe in the reports we will file from time to time with the SEC after the date of this Current Report.

Item 1.01. Entry into Material Definitive Agreement.

The information contained in Item 2.01 below relating to the various agreements described therein is incorporated herein by reference.

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Item 2.01. Completion of Acquisition or Disposition of Assets.

Acquisition of Omnia Corp.

On April 20, 2020, we entered into a Share Exchange and Reorganization Agreement (the “Exchange Agreement”) with Omnia Corp. and the beneficial stockholders of Omnia Corp. to acquire 100% of the issued and outstanding shares of capital stock of Omnia Corp. The transactions contemplated by the Exchange Agreement were consummated on January 5, 2021, and, pursuant to the terms of the Exchange Agreement, among other things, all outstanding shares of common stock of Omnia Corp., no par value, or the Omnia Corp. Shares, were exchanged for shares of our common stock, par value $0.001 per share, based on the exchange ratio of one share of our common stock for every one Omnia Corp. Share. We refer herein to the transactions contemplated by the Exchange Agreement, collectively, as the Acquisition. Accordingly, we acquired 100% of Omnia Corp. in exchange for the issuance of shares of our common stock and Omnia Corp. became our wholly-owned subsidiary. As of the closing of the Acquisition (the “Closing”), Mr. Amer Samad, formerly our sole director and executive officer, agreed to cancel 52,656,888 shares of our common stock owned beneficially and of record by him as part of the conditions to Closing, which are expected to be cancelled as soon as practicable after Closing. The foregoing description of the Exchange Amendment is not complete and is subject to, and qualified in its entirety by, the full text of the Exchange Agreement, which was filed as Exhibit 10.1 to our Current Report on Form 8-K, filed with the SEC on April 22, 2020, the terms of which are incorporated herein by reference.

Exchange of Omnia Corp. Shares

At the Closing, each Omnia Corp. Share outstanding immediately prior to the Closing was converted into the right to receive one share of our common stock, with all fractional shares rounded up to the nearest whole share. Accordingly, we issued an aggregate of approximately 10,000,000 shares of our common stock for all of the then-outstanding Omnia Corp. Shares.

Change in Directors and Officers of the Company

In connection with the Acquisition, Amer Samad, formerly our sole director and officer, appointed the persons designated by Omnia Corp. to our board of directors, resigned from all officer positions and resigned as a director. Our newly constituted board of directors immediately appointed the officers designated by Omnia Corp. Identification of our directors and officers, including biographical information for each of them, is included elsewhere in the “Management” section of this Current Report.

Conversion of Outstanding Promissory Notes

At the Closing, in connection with the Acquisition, an aggregate of approximately $500,000 principal amount of convertible promissory notes of Omnia Corp. converted in accordance with their terms into an aggregate of 1,269,665 shares of our common stock. Of such shares, 729,730 were issued to Nickolay Kukekov, a director, and 539,935 were issued to M. Jainal Bhuiyan, a director and executive officer, or their respective affiliates as the holders of such notes.

Aggregate Beneficial Ownership of our Common Stock After the Acquisition

Immediately prior to the Closing, Messrs. Kukekov and Bhuiyan, directly or indirectly through their affiliates, owned collectively approximately 1% of our issued and outstanding shares of common stock. There were no material relationships between the management of Omnia Corp. and our management, other than as described elsewhere in this Current Report on Form 8-K or contemplated by the Exchange Agreement. After the Closing, and after giving effect to the issuance of the shares of our common stock to the former stockholders of Omnia Corp., the issuance of an aggregate of 1,269,665 shares of our common stock upon conversion of outstanding promissory notes of Omnia Corp., as well as the planned cancellation of 52,656,888 of common stock held by Amer Samad, the number of shares of our common stock issued and outstanding was approximately 13,670,787. Also following the Closing, the former holders of securities in Omnia Corp. own, directly or indirectly, approximately 85.7% of our outstanding common stock (including shares of outstanding common stock in Omnia Inc. already held by former Omnia Corp. shareholders prior to the Closing), and the stockholders owning all of the common stock of Omnia Inc. immediately prior to the Closing (other than shares already held by former Omnia Corp. shareholders prior to the Closing and assuming and taking into account the planned cancellation of 52,656,888 shares of common stock held by Mr. Samad) own approximately 14.3% of our outstanding common stock. See “Security Ownership of Certain Beneficial Owners and Management” and “Certain Relationships and Related Transactions, and Director Independence” elsewhere in this Item 2.01.

2

The foregoing description is a summary of the material terms of the Acquisition and the terms of the Exchange Agreement are not intended to modify or supplement any factual disclosures about us or Omnia Corp. in any public reports filed by us with the Securities and Exchange Commission, or the SEC. The representations, warranties, and covenants contained in the Exchange Agreement were made only for purposes of the Exchange Agreement as of the specified dates set forth therein, were solely for the benefit of the parties to the Exchange Agreement, and are subject to limitations agreed upon by the parties to the Exchange Agreement. Moreover, certain representations and warranties in the Exchange Agreement have been made for the purposes of allocating risk between the parties to the Exchange Agreement instead of establishing matters of fact. Accordingly, the representations and warranties in the Exchange Agreement may not constitute the actual state of facts about us or Omnia Corp. The representations and warranties set forth in the Exchange Agreement may also be subject to a contractual standard of materiality different from the actual state of facts. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Exchange Agreement, which subsequent information may or may not be fully reflected in our public filings with the SEC.

FORM 10 INFORMATION

As disclosed elsewhere in this Current Report on Form 8-K, Omnia Inc. acquired Omnia Corp. at the consummation of the Acquisition. Item 2.01(f) of Form 8-K provides that if the Company was a shell company, other than a business combination related shell company (as those terms are defined in Rule 12b-2 under the Exchange Act) immediately before the Acquisition, then the Company must disclose the information that would be required if the Company were filing a general form for registration of securities on Form 10 under the Exchange Act reflecting all classes of the Company’s securities subject to the reporting requirements of Section 13 of the Exchange Act upon consummation of the Acquisition.

To the extent that the Company might have been considered to be a shell company immediately before the Acquisition, we are providing below the information that we would be required to disclose on Form 10 under the Exchange Act if we were to file such form. Please note that, unless the context otherwise requires, the information provided below relates to the combined Company after the Acquisition.

ITEM 1

DESCRIPTION OF THE BUSINESS

Corporate History and Background

We were incorporated as a Nevada corporation on March 2, 2016 by the filing of articles of incorporation with the Secretary of State of the State of Nevada under the name Glolex Inc. On March 5, 2020, Glolex Inc. effected a 12.6374:1 forward stock split, and on March 16, 2020, it changed its name from Glolex Inc. to Omnia Wellness Inc. On April 15, 2020, the stock of the Company began trading on the OTC Pink market under the symbol “OMWS”.

On June 25, 2019, Maksim Charniak, the Company’s then sole executive officer and director and the owner of 3,000,000 shares (pre-stock split) of the Company’s common stock, sold all of his shares of common stock of the Company to Amer Samad, resulting in a change of control of the Company. As part of that transaction, Mr. Charniak resigned from all of his officer and director positions, and Mr. Samad was appointed as the Chief Executive Officer, President, Chief Financial Officer and Secretary of the Company, and was appointed to the Board of Directors of the Company. Mr. Samad also purchased 1,167,937 shares (pre-stock split) of the Company’s common stock in a series of private transactions, resulting in Mr. Samad owning 4,167,937 shares (pre-split) of the Company’s common stock, or approximately 95.6% of the issued and outstanding common stock of the Company. As of the Closing, Mr. Samad, resigned as an officer and director of the Company, and agreed to cancel 52,656,888 shares (post-stock split) of our common stock as part of the conditions to Closing, which are expected to be cancelled as soon as practicable after Closing.

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Prior to the Acquisition, the Company’s business was originally to provide a web based, round-the-clock, online legal consulting advice service. As a result of the change of control transaction referred to above, the Company suspended operations and ceased commercializing its business plan.

As of immediately prior to the closing of the Acquisition, the Company entered into an Assignment and Assumption Agreement with RZI Consulting LLC (the “Assignment Agreement”), pursuant to which RZI Consulting LLC assumed substantially all of the Company’s remaining assets and liabilities through the closing of the Acquisition. Accordingly, as of the closing of the Acquisition, the Company had no assets or liabilities (other than relating to general and administrative expenses). The foregoing description of the Assignment Agreement is not complete and is subject to, and qualified in its entirety by, the full text of the Assignment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, the terms of which are incorporated herein by reference.

Following the Acquisition, the Company, through its wholly-owned subsidiary Omnia Corp., now develops and markets products for wellness and physical therapy markets, using patented dry-hydro therapy equipment that the Company plans to offer and sell in medical and fitness markets.

Our principal executive office is located at 999 18th St., Suite 3000, Denver, CO 80202, and our telephone number is 303-325-3738. Our website address is www.omniawellness.com. The information on our website is not part of this Current Report on Form 8-K.

Business Plan

The Company’s post-Acquisition mission is to redefine the massage industry by introducing affordable, “on demand” massage memberships through a network of retail locations, which we refer to as Relaxation Centers, which feature a patented, touchless SOLAJET™ massage, a technology equivalent to hands-on massage. The Company seeks to become the leading provider of therapeutic massage and the most recognized brand in the massage category through the rapid and focused expansion of Relaxation Centers in key markets throughout the U.S. and Europe. The goal is not only to capture a significant share of the existing market but also to expand the massage market as a whole by attracting a large segment of potential customers who are averse to human touch.

The Company plans to introduce a disruptive business model into the traditional massage industry by delivering the important benefits of massage in a more affordable and convenient way. The Company has created a unique and expandable business model that the Company believes breaks through the main barriers of massage which include cost, scheduling, and quality/consistency.

Central to the Company’s business plan is the creation of Relaxation Centers, which are premium, spa-like locations that can be located, and an appointment booked, by customers or “members” using a smartphone app or the web (massage on demand). The Company expects that each Relaxation Center will have an average of ten patented dry-hydrotherapy SOLAJET™ massage systems where customers will receive a private, deeply relaxing, consistent and therapeutic massage. The Company believes that the experience is equal to a traditional hands-on massage provided by an experienced, licensed masseuse. The SOLAJET™ massage systems are designed to permit customers to control virtually every aspect of the massage session by the touch of a button.

The Company’s retail membership model is currently based upon a price from $5 to $10 per fifteen minute session. The Company believes that the combined experience of deep tissue massage, therapeutic heat and proprietary wave therapy is so significant, the effects of a one hour hands-on massage can be felt in as little as one fifteen minute session. Due to this technology advantage, the Company expects to operate the Relaxation Centers with a minimal amount of staffing, as well as potentially franchise Relaxation Centers to third parties to enhance the rate of growth. Based on projected usage rates determined by us after multiple years of product development and market testing, the Company estimates that a single SOLAJET™ massage system may generate approximately $60,000 in annual revenue with a target gross margin of approximately 60%.

Research and Development

To develop our proprietary technology and prepare our product for commercialization, Omnia Corp. and its founder and affiliates have spent multiple years designing and placing over 500 units in high volume usage commercial settings. This product verification program was important to validate the product’s reliability, performance, consumer features and production capacity. The Company does not incur material research and development expenses.

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Manufacturing

The Company outsources its manufacturing pursuant to a Contract Services Agreement with DryRX, LLC dated as of January 1, 2020, which replaced and superseded the Contract Services Agreement with DryRX, LLC dated as of July 22, 2018 which expired in accordance with its terms. The Contract Services Agreement, among other things, provides that DryRX shall provide manufacturing and support services on behalf of the Company, and shall be responsible for the manufacturing oversight and production operations of the Company’s products. In return, the Company is obligated to pay to DryRX a fee equal to 10% of net sales less cost-of-goods-sold and all expenses associated with the services. DryRX is owned and controlled by Steve Howe’s brother.

Market Analysis

The global health and wellness industry had revenue of over $4.5 trillion per year prior to the COVID-19 pandemic and, assuming the pandemic wanes in 2021 as a result of available vaccines and the global, national and local economies rebound, will continue to afford great opportunities for companies that offer innovative solutions to the challenges faced by our aging population. Now more than ever, people suffer from tension/stress, chronic pain, lack of exercise and a broad range of conditions which may be alleviated or treated by massage. Leading healthcare professionals generally agree that massage not only feels good, but can be very good for a user’s health. Massage therapy is estimated to be a $45 billion per year industry worldwide, according to Associated Bodywork & Massage Professionals. Furthermore, the American Massage Therapy Association (AMTA) estimates that massage therapy was a $18 billion industry in the U.S. alone in 2018. By comparison, in 2005, massage therapy was projected to be a $6 to $11 billion a year industry. Between July 2017 and July 2018, surveys indicated that roughly 47.5-63.6 million adult Americans (19%-28%) had a massage at least once, and U.S. massage customers receive about 230 million massages a year at an average price of $65.00 per massage (not including customary tip).

The Company believes that its technology has been and will continue to be embraced by some of the leading professionals in the wellness market. The Company has received testimonials which describe experiences ranging from how the product has made a big difference in daily personal lives to how commercial providers have enjoyed significant profits by charging for clients to use our deeply relaxing and therapeutic technology.

The Company did see a decrease in sales/leases of its available products during 2020 which it believes is a direct result of the COVID-19 pandemic, as gyms and other locations were closed and communities and individuals were quarantined for parts of the year. The Company did start to see indicators late in the third quarter of 2020 and early in the fourth quarter of 2020 that business was starting to pick up again on the medical side. The Company believes that as gyms, chiropractors and other medical facilities begin to open to larger capacities after vaccinations become more widespread, the Company’s products will be a better option for the locations due to the ability to be “touchless,” which has become more necessary over the last year due to the COVID-19 pandemic. Furthermore, the SOLAJET™ massage system allows the option of getting a treatment without being in a room with another person. Management believes that this will allow an additional way to market the beds over the next several years.

Products and Services

SOLAJET™ Massage System

The SOLAJET™ massage system is a patented and unique touch-less treatment that helps reduce pain, improve range of motion, revive and rejuvenate the body. Inside the system, a powerful traveling water jet performs a relaxing full body Endo-Kinetic™ treatment but is also able to isolate to any part of the body at the touch of a button. Highlights include:

●	Rated equivalent to hands-on massage therapy, and 8 to 1 over a hot tub or massage chair experience based on Company-administered trials and surveys.

●	Deep tissue penetration, therapeutic heat and a flushing body “wave” motion combine 3 therapies in one, delivering a similar feeling of an hour long traditional massage in as little as 15 minutes.

●	Users remain clothed and dry. No oils, disrobing or getting wet.

●	SOLAJET™ massage system features a full body massage with user controlled programs, pressure and custom adjustments via a touch screen controller or smartphone app.

●	Company-administered surveys have suggested a 93% interest in continued use, and the system also appeals to a significant percentage of the population who will not normally seek a massage because they do not like personal touch.

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AQUAVIVE™ Recliner System

The AQUAVIVE™ Recliner System, expected to be introduced in 2022, is a first in class, zero-gravity platform that uses water infused chambers to stimulate, soothe and compress soft tissue, delivering massage-like feeling while being able to rapidly vary temperature from 50 to 95 Degrees in approximately 1 minute. Highlights include:

●	Rapid cooling or heating at the touch of a button;

●	Water roller system to ensure comfort and effective massage;

●	Painless massage patterns mimic hand motion; and

●	Seamless/sanitary cover system for simple disinfection between uses.

Relaxation Centers

The Company’s business model is to create a national chain of BodyStop® “Relaxation Centers”. Earlier Company focus groups have shown that individuals introduced to the proposed BodyStop® Relaxation Center concept had a high interest in the services offered. The Company also had similar results selling SOLAJET™ memberships in commercial settings with a compelling conversion rate for users to purchase a monthly massage membership. The Company believes this is a strong indication that retention or membership sales will be high once consumers experience a SOLAJET™ massage in a relaxing and stress-free environment.

The Company intends to offer the following at each SOLAJET™ location:

●	Luxurious feeling, open and “stress free” environment.

●	Relaxing pre-massage/recovery area provides the soothing tone of relaxation with an arrangement of colors, scents, lighting and décor.

●	Privacy massage rooms for security and mental relaxation.

●	“Hydration stations” - customizable energy water dispenser to help relax and replenish the body after massage.

●	Sign-up/Sign-in kiosk – Registration will be done through a smartphone app, the internet or an in-store kiosk. The in-store kiosk will also be available to learn more about SOLAJET™.

●	Consumers are able to control the massage and where to focus force via a control panel.

●	SOLAJET™ “No Tip” policy creates a high value, cashless retail environment.

●	Approximately ten SOLAJET™ massage systems.

For the Relaxation Centers, the Company plans to test the names, product branding and marketing using professional marketing agencies and intends to hire consultants to develop the store layout and associated marketing concepts. The locations are intended to represent a “human oasis” or an affordable “recharge station” for our stressed-out world. The Company intends to work closely with its franchise consultants during the testing and modeling of the centers to make certain any franchise offering has the best opportunity to be successful.

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Furthermore, the value proposition for each member of the Company’s Relaxation Centers is expected to be as follows:

●	A new therapeutic massage experience with wider appeal than traditional massage;

●	Affordable monthly membership program – making the luxury of a regular massage attainable;

●	Convenient booking system making massage “on-demand”;

●	Convenient locations;

●	Relaxing and welcoming atmosphere;

●	High customer service focus – minimal staff administrative burden allows center employees to focus a majority of their time of service and hospitality; and

●	User friendly control system using touch-screens to manage the “touchless” massage system.

Other Products and Offerings

The Company intends to introduce from time to time other products and service offerings. For instance, the Company is intending to introduce the SolaProTM mobile deep-tissue massage gun, which it believes will provide superior soft tissue treatment when compared to other products on the market.

Plan of Operations

The Company intends to implement an aggressive go-to-market plan intended to validate its business model, including to:

●	Engage a professional branding and marketing group to develop the Company’s Relaxation Center’s name and marketing collateral (print, web, mobile and social media).

●	Employ a design consultant to properly design the Relaxation Centers’ layout, theme, lighting and structure.

●	Secure a real estate specialist to determine proper retail locations based on population, demographics and foot traffic.

●	Initially launch three Relaxation Centers in the Denver Metro area (or a similar metropolitan area) to validate the business model.

Furthermore, the Company plans to market the pre and post-launch of its Relaxation Centers by:

●	Driving customer flow to the Relaxation Centers by building brand awareness through conveniently located, highly visible locations and by using traditional retail-oriented marketing and customer acquisition techniques and by participating in community awareness events.

●	Heavily promoting “free massages” as an attractive means to drive traffic to the locations for the prospective customer’s first trial massage. We believe that the history of user usage patterns predicts a high retention or desire for ongoing use once someone experiences the SOLAJET™ massage in a Relaxation Center.

●	Developing a social media presence.

●	Creating media and public relations exposure.

After the Company’s Relaxation Centers have been in service for a reasonable test period, management plans to evaluate each location’s results and determine the proper course of action for the identification and installation of future locations. If results from the test market demonstrate that the concept is profitable and scalable, the Company intends to build up the headquarter organization and expects to open approximately 50 to 100 company owned Relaxation Centers in the U.S. within the following 12 - 24 months, subject to the availability of funds.

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Once the U.S. organization has been established, the Company expects to expand first into Europe. The Company’s target is to have 1,000 Relaxation Centers in the U.S. and additional locations in Europe, within 6-8 years after the initial launch. The Company believes that there will be opportunities to expand the business into other areas worldwide, if and when the Company has the resources available.

In addition to a national chain of company-owned BodyStop® Relaxation Centers, the Company is considering franchising the Relaxation Centers, and sell SOLAJET™ memberships in commercial settings through the purchase of monthly massage memberships. Along with the retail and commercial elements of the business plan, the Company expects to launch a medical rental program targeting physical therapists and chiropractors, which we believe removes the cost factor that would otherwise prevent practitioners from purchasing our products - a major barrier of entry. Our first beta franchise center is expected to open in the first quarter of 2021.

Revenue Share Model

The Company has also tested, and now offers, the installation and operation of a smaller version of the Relaxation Centers in a limited number of the nation’s leading health and fitness clubs. For instance, the Company and LA Fitness have opened the initial BodyStop® Center located in LA Fitness, Mission Viejo, California in January 2019, and a second location in Irvine, California opened in July 2019. Once the Company has confirmation of the financial assumptions, the Company’s current plan is to open up this smaller version of the BodyStop® Relaxation Centers in 100 to 300 LA Fitness centers. Due to Covid related shutdowns in California in 2020, the expansion plans have been delayed. Based on our discussions with LA Fitness management, they are ready to work with the Company to continue the execution of the expansion plans as lockdown conditions change. Currently, all gyms and fitness clubs are required to close in California. Our value proposition to this and other potential partnerships include:

●	No capital investment by the fitness partner, as the Company will install and own the beds;

●	Profitability drivers utilizing existing members or traffic, assisted by co-marketing with our partner;

●	Service and support by the Company;

●	Turn-key marketing support;

●	Kiosk enrollment and operation; and

●	The Company expects to share the revenue with the partner, in the range of 60% to 70% of gross revenue to the Company and 30% to 40% to the partner.

Target Customers

Potential retail target customers for the SOLAJET™ massage experience include the following:

●	Employees exposed to high levels of stress;

●	Sedentary workers;

●	Manual and strenuous labor employees;

●	Seniors;

●	Overweight individuals; and

●	Individuals with chronic pain/disabilities.

The Company expects the physiological massage experience, the center’s relaxing environment, ongoing massage education and overall financial value to resonate well with potential consumers, creating a strong consumer brand and loyal members.

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The Company plans to create a focused marketing plan targeting specific segments of the population. The emphasis of the marketing messages will be on the specific benefits of consistent massage as a means of providing long term and short term health benefits.

We are also building a business unit to focus on the healthcare and wellness professional market, to sell or rent SOLAJET™ massage systems to professionals, with the initial focus on the chiropractic and physical therapy industries where pricing and terms can range from $600-$800/month per rental to approximately $20,000 for purchase.

Competition

We intend to compete with private spas and massage centers. Companies within the traditional massage market historically have been highly fragmented. Recently, national and regional massage chains have emerged offering discounted pricing for a monthly massage commitment. Top chains include: Massage Envy®, Zen Massage®, Massage Heights®, and Hand & Stone®. These chains attempt to “standardize” the massage category by assuring customers a licensed massage at a predictable price to secure continued usage.

Commercial competition includes four main competitors who are solely focused on selling water-based massage systems into the medical and leisure markets. Each command a high sales price of $15,000 - $35,000, and management believes that its competitors offer inferior massage experiences compared to the SOLAJET™ massage system. To date, based on publicly available information, none have initiated a relaxation center or franchise model and each are focused on growing and expanding the dry-hydrotherapy segment, primarily in the fitness market.

Some of our expected competitors currently have significantly greater resources than we do, have previously validated their business plan and launched their business, and have may greater resources for product development, sales and marketing, additional lines of products and the ability to offer financial incentives such as rebates, bundled products or discounts on other product lines that we may not be able to provide.

We intend to compete based on pricing, convenience and superior products and experience.

Intellectual Property

Protection of our intellectual property is a strategic priority for our business. We rely on a combination of patents, trademarks, copyrights, trade secrets as well as nondisclosure and assignment of invention agreements, material transfer agreements, confidentiality agreements and other measures to protect our intellectual property and other proprietary rights.

Patents and trademarks are significant to our business to the extent that a product or an attribute of a product represents a unique design or process. Patent protection of our products restricts competitors from duplicating these unique designs and features. To protect our proprietary secrets and competitive technologies, we have obtained and are seeking to further obtain patent, trade secret, trademark and other intellectual property protection on our products whenever appropriate. As of the date of this filing, the Company holds the following patents or pending patents through its exclusive license with Drywave Technologies USA, Inc. described further below:

Description	Patent No.	Date Issued	Expiration
Systems and Methods for Providing Dry Hydrotherapy to a Reclined Human Subject	7,311,683	December 25, 2007	December 25, 2027

Dry Hydrotherapy Bed	D662,211	June 19, 2012	June 19, 2026

Water Encapsulated and Mechanical Hybrid Body Massage Chair with Rapid Heating and Cooling Control	U.S. Provisional Application, Serial No. 62/862,777, filed on June 18, 2019	Pending	Pending

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Trademarks include SOLAJET™, MassageWave®, BodyStop®, AquaVive® and several related URLs.

In addition to the patents, there are a number of proprietary processes in the design, assembly and manufacturing of the SOLAJET™ massage system. Our ability to protect and use our intellectual property in the continued development and commercialization of our technologies and products and to prevent others from infringing on our intellectual property is important to success. Our basic patent strategy is to augment our current portfolio by applying for patents on new developments and obtaining licenses to promising product candidates and related technologies. We also maintain various trade secrets which we have chosen not to reveal by filing for patent protection. Our issued patents and patent applications provide protection for our core technologies. In addition to the foregoing patent activity, several continuations-in–part and international patents have been filed. Patent applications related to our proprietary aqua roller system, rapid heating and cooling systems have been filed.

We also rely on trade secrets and unpatentable know-how that we seek to protect, in part, by confidentiality agreements. Our policy is to require our employees, consultants, contractors, manufacturers, outside scientific collaborators and sponsored researchers, board of directors, technical review board and other advisors to execute confidentiality agreements upon the commencement of employment or consulting relationships with us. These agreements provide that all confidential information developed or made known to the individual during the course of the individual’s relationship with us is to be kept confidential and not disclosed to third parties except in specific limited circumstances. We also require signed confidentiality or material transfer agreements from any company that is to receive our confidential information. In the case of employees, consultants and contractors, the agreements provide that all inventions conceived by the individual while rendering services to us shall be assigned to us as the exclusive property of our company. There can be no assurance, however, that all persons who we desire to sign such agreements will sign, or if they do, that these agreements will not be breached, that we would have adequate remedies for any breach, or that our trade secrets or unpatentable know-how will not otherwise become known or be independently developed by competitors.

On April 30, 2019, Omnia Corp. entered into a worldwide exclusive license with Drywave Technologies USA, Inc., which is the owner or exclusive licensee of certain of the technology, patent and other intellectual property rights, and know-how related to our dry hydrotherapy massage products. Pursuant to the terms and conditions of the license agreement, the Company received intellectual property rights to manufacture, use, and offer for sale all the products related to the patents and trademarks for dry hydrotherapy therapy technologies. The license fee to acquire the technology is $2,000,000, all of which has been paid. The Company is also obligated to pay to Drywave a royalty of 3% of net sales beginning May 1, 2020 and continuing for the longer of the period in which there are valid patent claims or ten years. Drywave is wholly-owned by Steve Howe, our Executive Chairman.

Our success will also depend in part on our ability to commercialize our technology without infringing the proprietary rights of others. Although we have conducted freedom of use patent searches no assurance can be given that patents do not exist or could not be filed which would have an adverse effect on our ability to market our technology or maintain our competitive position with respect to our technology. If our technology components, products, processes or other subject matter are claimed under other existing United States or foreign patents or are otherwise protected by third party proprietary rights, we may be subject to infringement actions. In such event, we may challenge the validity of such patents or other proprietary rights or we may be required to obtain licenses from such companies in order to develop, manufacture or market our technology. There can be no assurances that we would be able to obtain such licenses or that such licenses, if available, could be obtained on commercially reasonable terms. Furthermore, the failure to either develop a commercially viable alternative or obtain such licenses could result in delays in marketing our proposed technology or the inability to proceed with the development, manufacture or sale of products requiring such licenses, which could have a material adverse effect on our business, financial condition and results of operations. If we are required to defend ourselves against charges of patent infringement or to protect our proprietary rights against third parties, substantial costs will be incurred regardless of whether we are successful. Such proceedings are typically protracted with no certainty of success. An adverse outcome could subject us to significant liabilities to third parties and force us to curtail or cease our development and commercialization of our technology.

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Government Regulation

Regulation by governmental authorities in the United States and foreign countries can be a significant factor in the development, manufacture and marketing of health related products. Currently, other than a Class I medical device registration form and annual fee payment, none of our products require formal regulatory approval by governmental agencies prior to commercialization. Class I medical devices are those products deemed to be low-risk, and as such are subject to the least amount of regulatory control. As a business strategy, we intend to conduct some key clinical studies to provide a basis to make medical claims regarding the use of our SOLAJET™ and AQUAVIVE™ products.

Employees

As of January 5, 2021, we had 3 full-time employees. We also use the services of consultants as-needed from time to time. None of our employees are represented by a labor union or covered by a collective bargaining agreement. We consider our relationship with our employees to be satisfactory.

SEC Filings

We file Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and current event reports on Form 8-K, and other information with the SEC. The SEC maintains a website at www.sec.gov that contains reports, information statements, and other information regarding issuers that file electronically with the SEC. You can read our SEC filings over the internet at the SEC’s website at www.sec.gov.

ITEM 1A

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before you invest in our common stock, you should carefully consider the following risks, as well as general economic and business risks, and all of the other information contained in this Current Report on Form 8-K. Any of the following risks could harm our business, operating results and financial condition and cause the trading price of our common stock to decline, which would cause you to lose all or part of your investment. When determining whether to invest, you should also refer to the other information contained in this Current Report on Form 8-K including our financial statements and the related notes thereto.

Risks Related to Our Business and Financial Status

We are a development stage company with a limited operating history, making it difficult for you to evaluate our business and your investment.

Our operations are subject to all of the risks inherent in the establishment of a new business enterprise, including but not limited to the absence of an operating history, lack of fully-developed or commercialized products, insufficient capital, expected substantial and continual losses for the foreseeable future, limited experience in dealing with regulatory issues, lack of manufacturing and marketing experience, need to rely on third parties for the development and commercialization of our proposed products, a competitive environment characterized by well-established and well-capitalized competitors and reliance on key personnel.

We may not be successful in carrying out our business objectives. The revenue and income potential of our business and operations are unproven as the lack of operating history makes it difficult to evaluate the future prospects of our business. There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Accordingly, we have no track record of successful business activities, strategic decision-making by management, fund-raising ability, and other factors that would allow an investor to assess the likelihood that we will be successful in our business. There is a substantial risk that we will not be successful in fully implementing our business plan, or if initially successful, in thereafter generating material operating revenues or in achieving profitable operations.

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Since inception, we have not established any material and recurring revenues or operations that will provide financial stability in the long term, and there can be no assurance that we will realize our plans on our projected timetable (or at all) in order to reach sustainable or profitable operations.

Investors are subject to all the risks incident to the creation and development of a new business and each investor should be prepared to withstand a complete loss of his, her or its investment. Furthermore, the accompanying financial statements have been prepared assuming that we will continue as a going concern. We have not emerged from the development stage, and may be unable to raise further equity. These factors raise substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Even if we successfully develop and market our products and business plan, we may not generate sufficient or sustainable revenue to achieve or sustain profitability, which could cause us to cease operations and cause you to lose all of your investment. Because we are subject to these risks, you may have a difficult time evaluating our business and your investment in our Company.

We are at an early stage of marketing and sales and we have commercial products with limited sales history.

Our efforts may not lead to commercially successful products, for a number of reasons, including that:

●	our products may not be accepted by the individuals or commercial customers;

●	we may not have adequate financial or other resources to complete the development and commercialization of our products; and any products that are sold may not be accepted or may have significant competition in the marketplace.

●	If sales of our projects are delayed, we may have to raise additional capital or reduce or cease our operations.

We may never become profitable.

To become profitable, we must successfully develop, manufacture and market our existing and planned products, either alone in on conjunction with possible collaborators. We may never have any significant recurring revenues or become profitable. In order to become profitable, broad acceptance of dry hydro massage service is necessary along with our ability to successfully acquire enough paying members within nine months of a location’s opening and limit customer attrition to make them profitable, and there can be no assurance that we will attain this goal.

If we fail to obtain additional financing, we may be unable to complete the development and commercialization of our product candidates.

Our operations will consume substantial amounts of cash. We expect that our monthly cash used by operations will continue to increase for the next several years. Our ability to obtain additional financing will be subject to a number of factors, including market conditions, commercial acceptance of our products, our operating performance and the terms of our existing indebtedness. We cannot assure you that we will be able to raise additional funds on terms favorable to us or at all. If we raise additional funds through the sale of equity or convertible debt securities, the ownership percentage of then existing stockholders will be reduced. In addition, any such transaction may dilute the value of our common stock. We may have to issue securities that have rights, preferences and privileges that rank senior to those of our common stock. The terms of any additional indebtedness may include restrictive financial and operating covenants that would limit our ability to compete and expand. Our failure to obtain any required future financing could materially and adversely affect our financial condition. If we do not obtain adequate short-term working capital and permanent financing, we would have to curtail our development and production activities and adopt an alternative operating model to continue as a going concern.

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Business or economic disruptions or global health concerns, including as a result of the COVID-19 pandemic, could seriously harm our business.

Broad-based business or economic disruptions could adversely affect our business. For example, in December 2019 an outbreak of a novel strain of coronavirus originated in Wuhan, China, and has since spread around the world. To date, this outbreak has already resulted in extended shutdowns of businesses around the world, including in the United States. We believe the scope and severity of business shutdowns or disruptions has been significant, and as we and the third parties with whom we engage, including our suppliers and customers and other third parties with whom we conduct business or intend to conduct business, experience shutdowns or other business disruptions, our ability to conduct our business has been and will likely to continue to be materially and negatively impacted. These recent global health concerns are materially impacting our planned roll-out of Relaxation Centers and of partnerships with health and fitness clubs, medical offices and physical therapy centers, which if not soon alleviated will have a material adverse effect on our business and our results of operation and financial condition.

We are subject to significant accounts payable and other current liabilities, which we may be unable to repay.

We have accounts payable, accrued liabilities, loans payable and other liabilities of over $6.2 million as of September 30, 2020, of which approximately $500,000 was converted into equity of the Company on January 5, 2021. We currently owe, or there will become due in 2021, indebtedness evidenced by promissory notes aggregating in excess of $4.0 million (exclusive of interest). We also expect to incur additional indebtedness from time to time to fund operations. Our operations are not currently able to generate sufficient cash flows to meet our payable and other liabilities, which could reduce our financial flexibility, increase interest expenses, and adversely impact our operations. We may not generate sufficient cash flow from operations to enable us to repay this indebtedness and to fund other liquidity needs, including capital expenditure requirements. Such indebtedness could affect our operations in several ways, including the following:

●	a significant portion of our cash flows could be required to be used to service such indebtedness.

●	a high level of indebtedness could increase our vulnerability to general adverse economic and industry conditions.

●	any covenants contained in the agreements governing such outstanding indebtedness could limit our ability to borrow additional funds, dispose of assets, pay dividends and make certain investments.

●	a high level of indebtedness may place us at a competitive disadvantage compared to our competitors that are less leveraged and, therefore, our competitors may be able to take advantage of opportunities that our indebtedness may prevent us from pursuing.

●	debt covenants may affect our flexibility in planning for, and reacting to, changes in the economy and in our industry, if any; and

●	any ability to convert or exchange such indebtedness for equity in the Company can cause substantial dilution to existing stockholders of the Company.

We may need to refinance or restructure all or a portion of our indebtedness and other liabilities on or before maturity. We may not be able to refinance any of our indebtedness or other liabilities on commercially reasonable terms, or at all.

A high level of indebtedness and other liabilities increases the risk that we may default on our debt obligations and other liabilities. We currently owe, or there will become due in 2021, indebtedness evidenced by promissory notes aggregating in excess of $4.0 million (exclusive of interest). We may not be able to generate sufficient cash flows to pay the principal or interest on our debt. If we cannot service or refinance our indebtedness and other liabilities or convert or exchange indebtedness for equity in the Company, we may have to take actions such as selling significant assets, seeking additional equity financing (which will result in additional dilution to stockholders) or reducing or delaying capital expenditures, any of which could have a material adverse effect on our operations and financial condition. Furthermore, if we do not have sufficient funds and are otherwise unable to arrange financing to repay our outstanding indebtedness, our assets may be foreclosed upon, among other damages to lenders, which could have a material adverse effect on our business, financial condition and results of operation. The Company requires additional funding which it does not yet have secured and if this new funding is not received it will have a material adverse effect on our business, financial condition, and results of operation.

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We received $294,066 in funding pursuant to the federal Paycheck Protection Program under the Coronavirus Aid, Relief and Economic Security Act, or the CARES Act, which is administered by the U.S. Small Business Administration, or the SBA. Under the terms of the CARES Act, loan recipients can apply for, and be granted, forgiveness for all or a portion of loans granted under the program. Such forgiveness will be determined, subject to limitations and ongoing rulemaking by the SBA, based on the use of loan proceeds. We are determining to what extent some or all of the loan will be forgiven under the CARES Act, and we can give no assurance that we will obtain forgiveness of the PPP Loan in whole or in part. To the extent that the loan is not forgiven and must be repaid, we will be subject to the same risks relating to our other indebtedness described above.

Due to our reliance on contract manufacturing or other third parties to conduct sales and marketing, we are unable to directly control the timing, conduct and expense of our product launches.

We plan to rely primarily on third parties to manufacture our products. As a result, we will have less control over the delivery of products than would be the case if we were to rely entirely upon our own staff. Communicating with outside parties can also be challenging, potentially leading to mistakes as well as difficulties in coordinating activities. Outside parties may have staffing difficulties, may undergo changes in priorities or may become financially distressed, adversely affecting their willingness or ability to produce our products. We may experience unexpected increased costs that are beyond our control. Problems with the timeliness or quality of the work of a contract manufacturing organization may lead us to seek to terminate the relationship and use an alternative service provider. However, making this change may be costly and may delay our product delivery, and contractual restrictions may make such a change difficult or impossible. Additionally, it may be impossible to find a replacement organization that can conduct our trials in an acceptable manner and at an acceptable cost.

Our competitors may develop and market products that are less expensive than our product candidates.

The markets in which we operate are highly competitive. It is possible that our competitors will develop and market products that are less expensive, more effective or safer than our products or future products or that will render our products obsolete. We expect that competition from companies in this sector will increase. Many of these competitors have substantially greater financial, technical, research and other resources than we do. We may not have the financial resources, technical and research expertise or marketing, distribution or support capabilities to compete successfully.

We have an unproven business plan.

We have an unproven business plan and do not expect to be profitable for the next several years. Before investing in our securities, you should consider the challenges, expenses and difficulties that we will face as an early stage company seeking to develop and manufacture new products.

Viable markets for our products may never develop, may take longer to develop than we anticipate or may not be sustainable.

We must be able to develop additional commercially viable products for our business to succeed. If a viable market fails to develop or develops more slowly than we anticipate, we may be unable to recover the losses we will have incurred to develop our products and may be unable to achieve profitability. We will need to develop adequate marketing capabilities in order to sell our products. In addition, the development of a viable market for our products may be impacted by many factors which are partly or totally out of our control, including:

●	the cost competitiveness of our products;

●	consumer reluctance to try a new product; and

●	consumer perceptions of our products’ safety or efficacy.

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We provide warranty coverage and product recall coverage for some of our products, and we do not have historical experience to project possible warranty or recall claims and costs. If warranty or recall claims are significantly higher than our initial projections, our financial results could be adversely affected.

We provide warranty coverage for our products. We have established a warranty reserve based on our expected warranty claims, but there is no assurance that this provision will be sufficient. Therefore, our financial results could vary based upon actual experience relative to how we account for any expected warranty claims. Furthermore, a significant warranty claim or product recall could materially adversely affect our financial results.

We may not meet our development and commercialization milestones.

We have established product development and commercialization milestones that we use to assess our progress toward developing commercially viable products. We cannot assure you that we will successfully achieve our milestones in the future or that any failure to achieve these milestones will not result in potential competitors gaining advantages in our target market. Failure to meet our development and commercialization milestones might have a material adverse effect on our operations and the value of our stock.

Our business depends on retaining and attracting highly capable management and operating personnel.

Our success depends in large part on our ability to retain and attract qualified management and operating personnel. To retain and attract key personnel, we plan to use various measures, including employment agreements, a stock incentive plan and incentive payments for key employees. These measures may not be enough to retain and attract the personnel we need or to offset the impact on our business of the loss of the services of key officers or employees. We could face difficulty hiring and retaining qualified management and operating personnel. If we are unable to recruit, hire, develop and retain a talented, competitive work force, we may not be able to meet our strategic business objectives.

We may be unable to manage rapid growth effectively.

We expect to expand our manufacturing capabilities, accelerate the commercialization of our products and enter a period of growth, all of which will place a significant strain on our senior management team and our financial and other resources. Our proposed expansion will expose us to increased competition, greater overhead, marketing and support costs and other risks associated with the commercialization of a new product. Our ability to manage our growth effectively will require us to continue to improve our operations and our financial and management information systems and to train, motivate and manage our employees. Difficulties in effectively managing the budgeting, forecasting and other process control issues presented by such a rapid expansion could harm our business, prospects, results of operations and financial condition.

Credit market volatility and illiquidity may affect our ability to raise capital to finance our operations, manufacturing expansion and growth.

The credit markets have remained illiquid despite injections of capital by the Federal government and foreign governments, and banks and other lenders, such as equipment leasing companies, have significantly increased credit requirements and reduced the amounts available to borrowers. Companies with low credit ratings may not have access to the debt markets until liquidity improves, if at all. If current credit market conditions do not improve, we may not be able to access debt or leasing markets to finance our plant expansion plans.

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Risks Related to Our Intellectual Property

We are substantially dependent on patent and other proprietary rights and failing to protect such rights or to be successful in litigation related to our rights or the rights of others may result in our payment of significant monetary damages and/or royalty payments, negatively impact our ability to sell current or future products, or prohibit us from enforcing our patent and other proprietary rights against others.

We are and will continue to be materially dependent on a combination of patents, trade secrets, and trademarks, non-disclosure and non-competition agreements, and other intellectual property protections which will enable us to maintain our proprietary competitiveness. We may also be subject to patent litigation. Patent litigation against us can result in significant damage awards and injunctions that could prevent our manufacture and sale of affected products or require us to pay significant royalties in order to continue to manufacture or sell affected products. At any given time, we could potentially be involved as a plaintiff and/or as a defendant in a number of patent infringement and/or other contractual or intellectual property related actions, the outcomes of which may not be known for prolonged periods of time. While it is not possible to predict the outcome of such litigation, we acknowledge the possibility that any such litigation could result in our payment of significant monetary damages and/or royalty payments, negatively impact our ability to sell current or future products, or prohibit us from enforcing our patent and proprietary rights against others, which would have a material adverse effect on the financial condition of our business and on our business operations.

While we intend to defend against any threats to our intellectual property, including our patents, trade secrets, and trademarks, and while we intend to defend against any actual or threatened breaches of our non-disclosure and non-competition agreements, we may not adequately protect our intellectual property or enforce such agreements. Further, patent or trademark applications currently pending that are owned by us may not result in patents or trademarks being issued to us, patents or trademarks issued to or licensed by us in the past or in the future may be challenged or circumvented by competitors and such patents or trademarks may be found invalid, unenforceable or insufficiently broad to protect our proprietary advantages.

Competitors may harm our sales by designing products or offering services that mirror the capabilities of our products, or the technology contained therein, without infringing our intellectual property rights. If we are unable to protect our intellectual property, it could have a material adverse effect on our financial condition and business operations.

We may be unable to adequately prevent disclosure of trade secrets and other proprietary information.

We rely on trade secrets to protect our proprietary know-how and technological advances, especially where we do not believe patent protection is appropriate or obtainable. However, trade secrets are difficult to protect. We rely in part on confidentiality agreements with our employees, consultants, and other advisors to protect our trade secrets and other proprietary information. These agreements may not effectively prevent disclosure of confidential information and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. In addition, others may independently discover our trade secrets and proprietary information. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights. Failure to obtain or maintain trade secret protection could enable competitors to use our proprietary information to develop products that compete with our products or cause additional, material adverse effects upon our competitive business position.

Litigation regarding patents, patent applications and other proprietary rights may be expensive and time consuming. If we are involved in such litigation, it could cause delays in bringing product candidates to market and harm our ability to operate

Our commercial success will depend in part on our ability to manufacture, use, sell and offer to sell our product candidates and proposed product candidates without infringing patents or other proprietary rights of third parties. Other parties may obtain patents in the future and allege that the use of our technologies infringes these patent claims or that we are employing their proprietary technology without authorization. Likewise, third parties may challenge or infringe upon our or our licensors’ existing or future patents. Proceedings involving our patents or patent applications or those of others could result in adverse decisions regarding the patentability of our inventions relating to our product candidates or the enforceability, validity or scope of protection offered by our patents relating to our product candidates.

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Even if we are successful in these proceedings, we may incur substantial costs and divert management time and attention in pursuing these proceedings. If we are unable to avoid infringing the patent rights of others, we may be required to seek a license, defend an infringement action or challenge the validity of the patents in court. Patent litigation is costly and time-consuming. We may not have sufficient resources to bring these actions to a successful conclusion. In addition, if we do not obtain a license, develop or obtain non-infringing technology, fail to defend an infringement action successfully or have our patents declared invalid, we may incur substantial monetary damages; encounter significant delays in bringing our product candidates to market; or be precluded from participating in the manufacture, use or sale of our product candidates or methods of treatment requiring licenses.

Risks Related to Our Common Stock

There is a limited trading market for our common stock, which could make it difficult for you to liquidate an investment in our common stock, in a timely manner.

Our common stock is currently traded on the OTC Pink market. Because there is a limited public market for our common stock, you may not be able to liquidate your investment when you want. We cannot assure you that an active trading market for our common stock will ever develop.

There is limited trading in our common stock and we cannot assure you that an active public market for our common stock will ever develop. The lack of an active public trading market means that you may not be able to sell your shares of common stock when you want, thereby increasing your market risk. Until our common stock is listed on an national securities exchange, which we can provide no assurance, we expect that it will continue to be listed on the OTC Pink market. An investor may find it difficult to obtain accurate quotations as to the market value of the common stock and trading of our common stock may be extremely sporadic. For example, several days may pass before any shares may be traded. A more active market for our common stock may never develop. In addition, if we failed to meet the criteria set forth in SEC regulations, various requirements would be imposed by law on broker-dealers who sell our securities to persons other than established customers and accredited investors. Consequently, such regulations may deter broker-dealers from recommending or selling the common stock, which may further affect its liquidity. This would also make it more difficult for us to raise additional capital.

We cannot assure you that our common stock will become listed on a securities exchange and the failure to do so may adversely affect your ability to dispose of our common stock in a timely fashion.

We plan to seek listing of our common stock on the NYSE MKT or a Nasdaq exchange as soon as reasonably practicable. We may not currently meet the initial listing standards of any of those exchanges or any other stock exchange, and cannot assure you when or if we will meet the listing standards, or that we will be able to maintain a listing of the common stock on any stock exchange.

The market price and trading volume of our common stock may be volatile, which may adversely affect its market price.

The market price of our common stock could be subject to significant fluctuations due to factors such as:

●	actual or anticipated fluctuations in our financial condition or results of operations;

●	the success or failure of our operating strategies and our perceived prospects; realization of any of the risks described in this section; failure to be covered by securities analysts or failure to meet the expectations of securities analysts;

●	a decline in the stock prices of peer companies; and

●	a discount in the trading multiple of our common stock relative to that of common stock of certain of our peer companies due to perceived risks associated with our smaller size.

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As a result, shares of our common stock may trade at prices significantly below the price you paid to acquire them. Furthermore, declines in the price of our common stock may adversely affect our ability to conduct future offerings or to recruit and retain key employees, including our managing directors and other key professional employees.

Your interest in us may be diluted if we issue additional shares of common stock.

In general, stockholders do not have preemptive rights to any common stock issued by us in the future. Therefore, stockholders may experience dilution of their equity investment if we issue additional shares of common stock in the future, including shares issuable under equity incentive plans, or if we issue securities that are convertible into shares of our common stock, which we intend to do.

We are a smaller reporting company, and the reduced reporting requirements applicable to smaller reporting companies may make our common stock less attractive to investors.

We are a “smaller reporting company” as defined in Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For as long as we continue to be a smaller reporting company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not smaller reporting companies, including not being required to comply with the auditor attestation requirements of Section 404 of Sarbanes-Oxley Act of 2002 (“SOX”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding nonbinding advisory votes on executive compensation, and stockholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Our common stock is subject to the “penny stock” rules of the SEC, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The SEC has adopted regulations which generally define a “penny stock” as an equity security that has a market price of less than $5.00 per share, subject to specific exemptions. The SEC’s penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and the salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that before a transaction in a penny stock occurs, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s agreement to the transaction. If applicable in the future, these rules may restrict the ability of brokers-dealers to sell our common stock and may affect the ability of investors to sell their shares, until our common stock no longer is considered a penny stock.

We intend to issue more shares to raise capital, which will result in substantial dilution.

Our certificate of incorporation authorizes the issuance of a maximum of 100,000,000 shares of common stock and 10,000,000 shares of “blank check” preferred stock. Any additional financings effected by us, and any future conversion of existing indebtedness into our equity securities, may result in the issuance of additional securities without stockholder approval and the substantial dilution in the percentage of common stock held by our then existing stockholders. Moreover, the securities issued in any such transaction may be valued on an arbitrary or non-arm’s-length basis by our management, resulting in an additional reduction in the percentage of common stock held by our current stockholders on an as converted, fully-diluted basis. Our board of directors has the power to issue any or all of such authorized but unissued shares without stockholder approval. To the extent that additional shares of common stock or other securities convertible into or exchangeable for common stock are issued in connection with a financing, dilution to the interests of our stockholders will occur and the rights of the holder of common stock might be materially and adversely affected.

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Anti-takeover provisions that may be in our charter and bylaws may prevent or frustrate attempts by stockholders to change the board of directors or current management and could make a third-party acquisition of us difficult.

Our certificate of incorporation and bylaws may contain provisions that may discourage, delay or prevent a merger, acquisition or other change in control that stockholders may consider favorable, including transactions in which stockholders might otherwise receive a premium for their shares. These provisions could limit the price that investors might be willing to pay in the future for shares of our common stock.

We do not intend to pay cash dividends in the foreseeable future.

We have never declared or paid cash dividends on our capital stock. We currently intend to retain all available funds and any future earnings for use in the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Accordingly, you may have to sell some or all of your shares of our common stock in order to generate cash flow from your investment. You may not receive a gain on your investment when you sell shares and you may lose the entire amount of the investment.

We expect to incur increased costs and demands upon management as a result of being a public company.

As a public company in the United States, we expect to incur significant additional legal, accounting and other costs. These additional costs could negatively affect our financial results. In addition, changing laws, regulations and standards relating to corporate governance and public disclosure, including regulations implemented by the SEC and the stock exchange on which we may list our common stock, may increase legal and financial compliance costs and make some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If, notwithstanding our efforts to comply with new laws, regulations and standards, we fail to comply, regulatory authorities may initiate legal proceedings against us and our business may be harmed.

Failure to comply with these rules might also make it more difficult for us to obtain some types of insurance, including director and officer liability insurance, and we might be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. The impact of these events could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, on committees of our board of directors or as members of senior management.

Failure to establish and maintain an effective system of internal controls could result in material misstatements of our financial statements or cause us to fail to meet our reporting obligations or fail to prevent fraud in which case, our stockholders could lose confidence in our financial reporting, which would harm our business and could negatively impact the price of our stock. Furthermore, our management and our independent auditors have identified certain internal control deficiencies, which management and our independent auditors believe constitute material weaknesses.

Prior to the Acquisition, Omnia Corp. was a private company with limited accounting personnel and other resources with which to address our internal controls and procedures. Following the Acquisition, we must review and update our internal controls, disclosure controls and procedures, and corporate governance policies as our Company continues to evolve. In addition, in connection with the Acquisition and becoming a company that files reports with the SEC, we are required to comply with the internal control evaluation and certification requirements of Section 404 of SOX and management is required to report annually on our internal control over financial reporting. Our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 of SOX until the date we are no longer a “smaller reporting company” as defined by applicable SEC rules. We will remain a “smaller reporting company” as long as our public float remains less than $250 million as of the last business day of our most recently-completed second fiscal quarter.

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Any ineffective internal control regarding our financial reporting could have an adverse effect on our business and financial results and the price of our common stock could be negatively affected once we become a registrant required to file registration statements with the SEC. This reporting requirement could also make it more difficult or more costly for us to obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. Any system of internal controls, however well designed and operated, is based in part on certain assumptions and can provide only reasonable, not absolute, assurances that the objectives of the system are met. Any failure or circumvention of the controls and procedures or failure to comply with regulation concerning control and procedures could have a material effect on our business, results of operation and financial condition. Any of these events could result in an adverse reaction in the financial marketplace due to a loss of investor confidence in the reliability of our financial statements, which ultimately could negatively affect the market price of our shares, increase the volatility of our stock price and adversely affect our ability to raise additional funding. The effect of these events could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors and as executive officers.

We will need to evaluate our existing internal controls over financial reporting against the criteria set forth in Internal Control – Integrated Framework (2013) (the “Framework”) issued by the Committee of Sponsoring Organizations of the Treadway Commission. During the course of our ongoing evaluation of the internal controls, we may identify other areas requiring improvement, and may have to design enhanced processes and controls to address issues identified through this review. Remediating any deficiencies, significant deficiencies or material weaknesses that we or our independent registered public accounting firm may identify may require us to incur significant costs and expend significant time and management resources. We cannot assure you that any of the measures we implement to remedy any such deficiencies will effectively mitigate or remedy such deficiencies. The existence of one or more material weaknesses could affect the accuracy and timing of our financial reporting. Investors could lose confidence in our financial reports, and the value of our common stock may be harmed, if our internal controls over financial reporting are found not to be effective by management or by an independent registered public accounting firm or if we make disclosure of existing or potential material weaknesses in those controls.

Even if we conclude that our internal control over financial reporting provides reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, because of its inherent limitations, internal control over financial reporting may not prevent or detect fraud or misstatements. Failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our future reporting obligations.

Our reporting obligations as a public company will place a significant strain on our management, operational and financial resources and systems for the foreseeable future. If we fail to timely achieve and maintain the adequacy of our internal control over financial reporting, we may not be able to produce reliable financial reports or help prevent fraud. Our failure to achieve and maintain effective internal control over financial reporting could prevent us from filing our periodic reports on a timely basis which could result in the loss of investor confidence in the reliability of our financial statements, harm our business and negatively impact the trading price of our common stock.

A significant portion of our total outstanding shares are restricted from immediate resale but may be sold into the market in the future. This could cause the market price of our common stock to drop significantly, even if our business is doing well.

Sales of a substantial number of shares of our common stock in the public market could occur at any time. If our stockholders sell, or the market perceives that our stockholders intend to sell, substantial amounts of our common stock in the public market, the market price of our common stock could decline significantly.

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Of the 13,670,787 shares of our common stock issued and outstanding after the Acquisition (assuming the expected cancellation of 52,656,888 shares, approximately 1,938,000 shares are freely tradable without restriction by stockholders who are not our affiliates. As of January 5, 2021, we issued an aggregate of 10,000,000 shares of our common stock pursuant to the Exchange Agreement and an additional 1,269,665 shares of our common stock pursuant to the conversion of outstanding convertible promissory notes, in each case to certain former Omnia Corp. stockholders or their affiliates pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, or the Securities Act, and such shares are also “restricted securities” as defined in Rule 144. All of these restricted securities may be publicly resold under Rule 144 beginning one year following the date of the filing of this Report with the SEC, subject to the limitations described in Rule 144.

In addition, in the future, we intend to file one or more registration statements on Form S-8 registering the issuance of 2,000,000 shares of common stock subject to options or other equity awards issued. Shares registered under these registration statements on Form S-8 will be available for sale in the public market subject to vesting arrangements and exercise of options and the restrictions of Rule 144 in the case of our affiliates.

If securities or industry analysts do not publish research or reports, or publish unfavorable research or reports, about us, our business or our market, our stock price and trading volume could decline.

The trading market for our common stock will be influenced by the research and reports that securities or industry analysts publish about us and our business. Securities or industry analysts may elect not to provide coverage of our common stock, and such lack of coverage may adversely affect the market price of our common stock. In the event we do not secure additional securities or industry analyst coverage, we will not have any control over the analysts or the content and opinions included in their reports. The price of our stock could decline if one or more securities or industry analysts downgrade our stock or issue other unfavorable commentary or research. If one or more securities or industry analysts ceases coverage of our company or fails to publish reports on us regularly, demand for our stock could decrease, which in turn could cause our stock price or trading volume to decline.

Risks Related to Conflicts of Interest

Our Executive Chairman may be in a position of conflict and no formal policy regarding any such potential conflicts exists.

Steve Howe, our Executive Chairman and the beneficial owner of more than 32% of our common stock, is also the sole owner of Drywave Technologies USA, Inc., which is the owner or exclusive licensee of certain of the technology, patent and other intellectual property rights, and know-how relate to our dry hydrotherapy message products. Furthermore, Mr. Howe’s brother owns a company that provides manufacturing and support services to the Company.

While there is a certain alignment of interests between the Company and Drywave Technologies in that Mr. Howe owns equity in both companies and the successful sale of the licensed products by the Company will financially benefit both companies, and therefore Mr. Howe has an interest in assuring the success of the Company, there may be instances in the future when those interests are no longer aligned. In such cases, Mr. Howe may face a conflict in selecting between the Company and Drywave Technologies. As a result, our business and results of operations could be materially adversely affected.

We have not formulated a formal policy for the resolution of such conflicts. However, any decision made by Mr. Howe will be made in accordance with his fiduciary duties, and he shall refrain from voting on any matter in which he may have a conflict of interest, all in accordance with applicable law.

The directors and executive officers of the Corporation also serve as directors and/or officers of, and investors in, other companies, and there exists the possibility for such directors and officers to be in a position of conflict.

Certain of the officers and directors of the Company are and may in the future become involved in other business activities and opportunities. If a specific business opportunity becomes available, such person(s) may face a conflict in selecting between the Company and his other business interests. The Company has not formulated a policy for the resolution of such conflicts. The Company will not share in the risks or rewards of such other ventures; however, such other ventures will compete for their time and attention, which might create other conflicts of interest. The Company does not at this time require its officers or directors to devote any particular amount of time to the Company. As a result, our business and results of operations could be materially adversely affected.

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IN ADDITION TO THE ABOVE RISKS, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY MANAGEMENT. IN REVIEWING THIS CURRENT REPORT ON FORM 8-K, POTENTIAL INVESTORS SHOULD KEEP IN MIND THAT THERE MAY BE OTHER POSSIBLE RISKS THAT COULD BE IMPORTANT.

ITEM 2

FINANCIAL INFORMATION

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following Management’s Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements which involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “Risk Factors” and elsewhere in this Current Report on Form 8-K. The Company assumes no obligation to update forward-looking statements or the risk factors. You should read the following discussion in conjunction with the financial statements and the related notes included elsewhere in this Report.

Overview

On April 17, 2020, we entered into the Exchange Agreement with Omnia Corp. and the beneficial stockholders of Omnia Corp. to acquire 100% of the issued and outstanding shares of capital stock of Omnia Corp. The transactions contemplated by the Exchange Agreement were consummated on January 5, 2021 and, pursuant to the terms of the Exchange Agreement, among other things, all outstanding Omnia Corp. Shares were exchanged for shares of our common stock, par value $0.001 per share, based on the exchange ratio of one share of our common stock for every one Omnia Corp. Share. Accordingly, we acquired 100% of Omnia Corp. in exchange for the issuance of 10,000,000 shares of our common stock and Omnia Corp. became our wholly-owned subsidiary. As of the Closing, Mr. Amer Samad, formerly our sole director and executive officer, agreed to cancel 52,656,888 shares of our common stock owned beneficially and of record by him as part of the conditions to Closing, which are expected to be cancelled as soon as practicable after the Closing. The Company also issued an aggregate of 1,269,665 shares of common stock on January 5, 2021 as a result of the conversion in accordance with their terms of outstanding convertible promissory notes in the aggregate principal amount of approximately $500,000.

As of immediately prior to the closing of the Acquisition, we entered into an Assignment and Assumption Agreement with RZI Consulting LLC (the “Assignment Agreement”), pursuant to which RZI Consulting LLC assumed substantially all of our remaining assets and liabilities through the closing of the Acquisition. Accordingly, as of the closing of the Acquisition, we had no assets or liabilities (other than relating to general and administrative expenses).

Our sole business is the business of Omnia Corp. Our management’s discussion and analysis below is based on the financial results of Omnia Corp. Except as otherwise indicated herein, all share and per share information in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section gives retroactive effect to the exchange of Omnia Corp. Shares for shares of our common stock in the Acquisition. The following discussion and analysis provides information which we believe to be relevant to an assessment and understanding of the results of operations and financial condition of Omnia Corp.

We develop and market products for wellness and physical therapy markets, using patented dry-hydro therapy equipment that the Company plans to offer and sell in medical and fitness markets.

Significant Accounting Policies and Estimates

The discussion and analysis of the financial condition and results of operations are based upon the financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of any contingent liabilities at the financial statement date and reported amounts of revenue and expenses during the reporting period. On an on-going basis we review our estimates and assumptions. The estimates were based on historical experience and other assumptions that we believe to be reasonable under the circumstances. Actual results are likely to differ from those estimates under different assumptions or conditions, but we do not believe such differences will materially affect our financial position or results of operations.

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Results of Operations

The Company had operating losses in 2019 that continued during 2020, and it expects losses to continue as its operations and marketing are built up to increase sales.

The below results of operations for the fiscal year ended December 31, 2019 and 2018 and nine months ended September 30, 2020 and 2019, reflect Omnia Corp.’s fiscal year ended December 31. As a result of the Closing of the Acquisition, Omnia Corp. changed its fiscal year end to be consistent with the Company’s fiscal year end of March 31. Accordingly, future filings of the Company will reflect a March 31 fiscal year end.

Fiscal Year Ended December 31, 2019 Compared to the Fiscal Year Ended December 31, 2018

Revenues

Total revenue was $223,354 for the year ended December 31, 2019, compared to $7,880 for the period from April 30, 2018 (inception) to December 31, 2018. The increase in revenue is due to sales only beginning towards the end of 2018 and picked up during 2019.

Cost of Goods Sold

Total cost of goods sold was $265,474 for the year ended December 31, 2019, compared to $11,500 for the period from April 30, 2018 (inception) to December 31, 2018. The increase in cost of goods sold in 2019 is mainly due to the increase in revenue that occurred during the same period.

Operating expenses

Total operating expenses was $1,591,084 for the year ended December 31, 2019, compared to $873,065 for the period from April 30, 2018 (inception) to December 31, 2018. The change in the expenses is a result of an increase in depreciation and amortization as well as an impairment expense. The Company also saw an increase in consulting and selling and marketing expenses as it continued to build its business, which includes payments to affiliates pursuant to related party transactions.

Interest expenses

Interest expense was $293,766 for the year ended December 31, 2019, compared to $30,167 for the period from April 30, 2018 (inception) to December 31, 2018. The increase in interest expense is due to the issuance of additional promissory notes to investors in 2019.

Net Loss

The net loss for the fiscal year ended December 31, 2019 was $1,926,967 resulting in loss per share of $0.46, compared to net loss for the period ending December 31, 2018 of $906,852.

Nine Months Ended September 30, 2020 Compared to Nine Months Ended September 30, 2019

Revenues

Total revenue was $168,787 for the nine months ended September 30, 2020, compared to $185,073 for the nine months ended September 30, 2019. The decreased revenue during 2020 is due to the decrease in activity in the marketplace due to COVID-19.

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Cost of Goods Sold

Total cost of goods sold was $97,537 for the nine months ended September 30, 2020, compared to $197,417 for the nine months ended September 30, 2019. The decrease in cost of goods sold in 2020 is mainly due to the decrease in revenue that occurred during the same period.

Operating Expenses

Total operating expenses was $1,077,746 for the nine months ended September 30, 2020, compared to $1,193,897 for the nine months ended September 30, 2019.

Interest Expenses

Interest expense was $381,419 for the nine months ended September 30, 2020, compared to $194,012 for the nine months ended September 30, 2019. The increase in interest expense is due to the issuance of additional promissory notes to investors in 2020.

Net Loss

The net loss for the nine months ended September 30, 2020 was $1,387,915 resulting in loss per share of $0.14, compared to a net loss for the nine months ended September 30, 2019 of $1,400,253 resulting in loss per share of $0.63.

Liquidity and Capital Resources

We have historically funded operations through the issuance of loans, evidenced by convertible and non-convertible promissory notes. Since inception, we have raised in excess of an aggregate of $6,250,000 through the sale of such promissory notes, of which approximately $4.0 million principal amount remains outstanding and either is currently due and continuing to accrue default interest, or will be due in 2021. Additionally, in 2020 we received funding of $294,066 pursuant to the federal Paycheck Protection Program under the Coronavirus Aid, Relief and Economic Security Act.

Based on our current burn rate, we need to raise additional capital in the short term to fund operations and meet expected future liquidity requirements, as well as to repay our remaining existing indebtedness of approximately $5,250,000, if not converted to equity, (including our funding from the CARES Act, if and to the extent the loan is not forgiven), or we will be required to curtail or terminate some or all of our product lines or our operations. We are continuously in discussions to raise additional capital, which may include or be a combination of convertible or term loans and equity which, if successful, will enable us to continue operations based on our current burn rate, for the next 12 months; however, we cannot give any assurance at this time that we will successfully raise all or some of such capital or any other capital. Furthermore, we do not have an established source of funds sufficient to cover operating costs after January 2021 at this time. Funds raised, if any, during 2021, are anticipated to fund not just repayment of existing obligations, but our ongoing operations including validating the business model for Relaxation Centers, hiring additional personnel, and expanding the revenue share model with additional facilities.

We do not currently have available funds to repay currently-due indebtedness of approximately $825,000 or to repay indebtedness that is expected to become due in 2021, and are exploring refinancing, extending the maturity date and/or converting some or all of such indebtedness into equity.

There can be no assurance that necessary debt or equity financing will be available, or will be available on terms acceptable to us, in which case we may be unable to meet our obligations or fully implement our business plan, if at all. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying condensed consolidated financial statements do not include any adjustments to reflect the possible future effects on recoverability and reclassification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

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Additionally, we will need additional funds to respond to business opportunities including potential acquisitions of complementary technologies, protect our intellectual property, develop new lines of business, and enhance our operating infrastructure. While we may need to seek additional funding for any such purposes, we may not be able to obtain financing on acceptable terms, or at all. In addition, the terms of our financings may be dilutive to, or otherwise adversely affect, holders of our common stock. However, the recent COVID-19 pandemic has presented unprecedented challenges to businesses and the investing landscape around the world. Therefore, there can be no assurance that management’s plans will be successful. We may not be able to negotiate any such arrangements on acceptable terms, if at all. If we are unable to obtain additional funding on a timely basis, we may be required to curtail or terminate some or all of our product lines or our operations.

As a result of the COVID-19 pandemic and actions taken to slow its spread, the global credit and financial markets have experienced extreme volatility, including diminished liquidity and credit availability, declines in consumer confidence, declines in economic growth, increases in unemployment rates and uncertainty about economic stability. There can be no assurance that further deterioration in credit and financial markets and confidence in economic conditions will not occur. If equity and credit markets deteriorate, it may make any necessary debt or equity financing more difficult to obtain, more costly and/or more dilutive. Any of these actions could materially harm our business, results of operations and future prospects.

Going Concern

The Company is commencing operations to generate sufficient revenue; however, the Company’s cash position is not currently and in the future may not be sufficient to support the Company’s daily operations. Management intends to raise additional funds by way of a private or public offering, but can give no assurance of success. While the Company believes in the viability of its strategy to commence operations and generate sufficient revenue and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds by way of private offering. The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Off-Balance Sheet Arrangements

We had no off-balance sheet transactions.

ITEM 3

PROPERTIES

Our corporate headquarters are located at 999 18th St., Suite 3000, Denver, Colorado 80202, where we lease approximately 200 square feet on a month to month basis. Under the lease, the lease term continues for 12 months and may be terminated upon 30 days prior notice from the landlord or, by us, upon 30 days prior notice. We believe that these facilities are adequate for our current needs, including providing the space and infrastructure to accommodate our development work based on our current operating plan. We believe that as may be needed, additional space can be leased in the same building we currently utilize. We do not own any real estate.

ITEM 4

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the beneficial ownership of our common stock as of January 5, 2021 held by (i) each person known to us to be the beneficial owner of more than five percent (5%) of our common stock; (ii) each director; (iii) each executive officer; and (iv) all directors and executive officers as a group.

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Beneficial ownership is determined in accordance with the rules of the SEC, and generally includes voting power and/or investment power with respect to the securities held. Shares of common stock subject to options and warrants currently exercisable or which may become exercisable within 60 days of January 5, 2021 are deemed outstanding and beneficially owned by the person holding such options or warrants for purposes of computing the number of shares and percentage beneficially owned by such person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated in the footnotes to this table, the persons or entities named have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

The following table provides for percentage ownership assuming 13,670,787 shares are issued and outstanding as of January 5, 2021, and takes into account the planned cancellation of 52,656,888 shares of our common stock pursuant to an agreement with our former majority stockholder and CEO. Unless otherwise indicated, the address of each beneficial holder of our Common Stock is our corporate address.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percentage of Shares of Common Stock Beneficially Owned
Greater than 5% Stockholders
Lexxus, LLC(1)	4,500,000	32.92%
Lifestyle Healthcare LLC(2)	1,693,886	12.39%

Named Executive Officers and Directors
Steven R. Howe(1)	4,500,000	32.92%
Jainal Bhuiyan(3)	3,274,100	23.95%
Nickolay Kukekov(4)	3,943,886	28.85%
All Directors and Officers as a Group (3 persons) (1)(3)(4)	11,717,986	85.72%

(1)	Steve Howe, the Executive Chairman and Director of the Company, is the managing member and sole owner of Lexxus, LLC, and has voting and dispositive control over the shares owned by Lexxus, LLC.
(2)	The address of Lifestyle Healthcare is 4524 Westway Avenue, Dallas, TX 75205. Nickolay Kukekov has voting and dispositive power over the shares. Dr. Kukekov disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.
(3)	Includes 237,535 shares held of record by Formul8 Labs. Mr. Bhuiyan is the principal and sole owner of such entity and has voting and dispositive control over such shares.
(4)	Includes 1,693,886 held by Lifestyle Healthcare LLC. Dr. Kukekov disclaims beneficial ownership of the shares held by Lifestyle except to the extent of his pecuniary interest therein.

ITEM 5

DIRECTORS AND EXECUTIVE OFFICERS

Our executive officers and directors are as follows:

Name	Age	Titles
Steve R. Howe	68	Executive Chairman and Director
Nickolay Kukekov	46	Director
Jainal Bhuiyan	38	President and Director

Steve R. Howe, Executive Chairman and Director. Mr. Howe has been the Executive Chairman and Director of Omnia Corp. since August 1, 2019, and has been the Executive Chairman and Director of the Company since the closing of the Acquisition. Mr. Howe is also the owner and manager of Drywave Technologies USA, Inc., which owns certain of the technologies and intellectual property licensed to us. Prior to his service with Omnia Corp., Mr. Howe served as Chairman of the Board and Chief Executive Officer of AntriaBio from its formation in 2011 to 2014 and the Chairman of the Board and Chief Executive of PR Pharmaceuticals from its formation in 1998 to 2010. Mr. Howe was a founder of Micrel Limited, Inc., a privately held drug delivery company, and served as the Chief Executive Officer for Micrel from 1987 through 1998, when it merged into PR Pharmaceuticals. Mr. Howe received his BA in Business Administration, with an emphasis on finance and accounting, from the University of Wyoming in 1974.

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The Company believes that Mr. Howe is qualified to serve as Executive Chairman due to his extensive experience with building and leading companies, and as a founder of Omnia Corp.

Nickolay Kukekov, Director. Dr. Kukekov was a founder and co-managing member of the predecessor of Omnia Corp. from its formation in 2018 until its conversion into Omnia Corp. in July 2019. Upon the conversion of Omnia Corp.’s predecessor into Omnia Corp. in July 2019, Dr. Kukekov became a member of Omnia Corp.’s Board of Directors. Dr. Kukekov has served as a Director of the Company since the Closing of the Acquisition. Dr. Kukekov currently serves as member of the Board of Directors of MemoryMD, Inc. since September 2017 and as a member of the Board of Directors of Brain Scientific Inc. (which acquired MemoryMD) since September 2018. Dr. Kukekov currently serves as the managing director of HRA Capital (formerly Highline Research Advisors). Prior to forming Highline Research Advisors in 2012, Dr. Kukekov was the Managing Director of Healthcare Investment Banking at Summer Street Research from October 2010 to August 2012. In September 2009, Dr. Kukekov was a co-founder of the Healthcare Investment Banking group at Gilford Securities. From December 2007 to July 2009, Dr. Kukekov served as the managing director of Paramount BioCapital, where he ran the advisory, M&A and capital raising services for in-house private and public portfolio companies. Dr. Kukekov holds a Bachelor of Science degree in Molecular, Cellular and Developmental Biology from the University of Colorado at Boulder and a Ph.D. in Neuroscience from Columbia University, College of Physicians and Surgeons in New York.

The Company believes that Dr. Kukekov is qualified to serve as a member of the Board of Directors due to his extensive experience in healthcare and medical device investment banking.

Jainal Bhuiyan, President and Director. Mr. Bhuiyan was a founder and co-managing member of the predecessor of Omnia Corp. from its formation in 2018 until its conversion into Omnia Corp. in July 2019. Upon the conversion of Omnia Corp.’s predecessor into Omnia Corp. in July 2019, Mr. Bhuiyan became a member of Omnia Corp.’s Board of Directors. Mr. Bhuiyan has served as the President and as a Director of the Company since the Closing of the Acquisition. He has spent over 15 years of his career focused in the health and wellness sector, and has executed over $3 billion in financings of early-stage and growth companies. His primary efforts have been dedicated to investment banking, capital markets and public and private equity investments. He is currently a Senior Managing Director at Paulson in investment banking. Since 2012, he has been a partner at HRA Capital, a healthcare merchant investment bank. Prior to HRA Capital, he was a Senior Vice President of healthcare investment banking at Rodman & Renshaw, where he was also Head of Healthcare Equity Capital Markets. Early in his career, he worked as a Senior Analyst at Provident Healthcare Partners, a Boston-based boutique M&A shop focused on healthcare services, and prior to that he worked as a Management Analyst with BearingPoint, consulting to the Department of Defense. Mr. Bhuiyan serves as Chairman of the Board of FundRx, a healthcare venture investment platform. Mr. Bhuiyan has a Bachelor of Science degree from Cornell University’s Charles H. Dyson School of Applied Economics and Management. He currently holds FINRA Series 7, Series 63 and Series 79 licenses.

The Company believes that Mr. Bhuiyan is qualified to serve as a member of the Board of Directors due to his extensive experience in healthcare and medical device investment banking.

Family Relationships

There are no familial relationships between any of our officers and directors.

Structure and Operation of the Board

We do not have standing audit, compensation or nominating committees of our Board. However, the full Board performs all of the functions of a standing audit committee, compensation committee and nominating committee. The Board currently consists of three directors: Mr. Howe (Executive Chairman), Mr. Bhuiyan and Dr. Kukekov. The following is a brief description of these functions of the Board:

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Nomination of Directors

The Board does not currently have a standing nominating committee, and thus we do not have a nominating committee charter. Due to our small size and limited operations to date, the Board determined that it was appropriate for the entire Board to act as the nominating committee. The full Board currently has the responsibility of selecting individuals to be nominated for election to the Board. Board candidates are typically identified by existing directors or members of management. The Board will consider director candidates recommended by stockholders. Any such candidates will be evaluated on the same basis as other candidates being evaluated by the Board. Information with respect to such candidates should be sent to Omnia Wellness Inc., 999 18th St., Suite 3000, Denver, Colorado 80202; c/o Chairman. The Board considers the needs for the Board as a whole when identifying and evaluating nominees and, among other things, considers diversity in background, age, experience, qualifications, attributes and skills in identifying nominees, although it does not have a formal policy regarding the consideration of diversity.

Audit Committee Related Function

We do not have a standing audit committee, and thus we do not have an audit committee charter. Due to our small size and limited operations to date, the Board determined that it was appropriate for the entire Board to act as the audit committee. The Board intends to review with management and the Company’s independent public accountants the Company’s financial statements, the accounting principles applied in their preparation, the scope of the audit, any comments made by the independent accountants upon the financial condition of the Company and its accounting controls and procedures and such other matters as the Board deems appropriate. Because the Company’s common stock is traded on the OTC Pink market, the Company is not subject to the listing requirements of any securities exchange regarding audit committee related matters.

Report of Board on Audit Related Matters

In discharging its responsibility for oversight of the audit process, the Board obtained from the Company’s newly appointed independent auditors, MaloneBailey, LLP, a formal written statement describing any relationships between the auditors and the Company that might bear on the auditors’ independence, consistent with the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” In addition, the Board discussed with the auditors any relationships that might impact the auditors’ objectivity and independence. The Board is satisfied as to the auditors’ independence.

Audit Committee Financial Expert

We do not have an audit committee financial expert, because we do not have an audit committee.

Risk Oversight

The Board’s risk oversight is administered primarily through the following:

●	review and approval of an annual business plan;

●	review of a summary of risks and opportunities at meetings of the Board;

●	review of business developments, business plan implementation and financial results;

●	oversight of internal controls over financial reporting; and

●	review of employee compensation and its relationship to our business plans.

Due to the small size and early stage of the Company, we have not adopted a formal policy on whether there should be a separate Non-Executive Chairman.

Compensation Committee Related Function

The Board does not currently have a standing compensation committee, and thus we do not have a compensation committee charter. Due to our small size and limited operations to date, the Board determined that it was appropriate for the entire Board to act as the compensation committee. The full Board currently has the responsibility for reviewing and establishing compensation for executive officers and making policy decisions concerning salaries and incentive compensation for executive officers of the Company.

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The Company’s executive compensation program is administered by the Board, which determines the compensation of the Executive Chairman and other executive officers of the Company. In reviewing the compensation of the individual executive officers (other than the Executive Chairman), the Board intends to consider the recommendations of the Executive Chairman, published compensation surveys and current market conditions.

Communication with Stockholders

Stockholders wishing to communicate with the Board can send an email to showe@solajet.com or write or telephone to the Company’s corporate offices:

Omnia Wellness Inc.

Chairman

999 18th St., Suite 3000

Denver, Colorado 80202

Telephone: 303-325-3738

All such communication must state the type and amount of Company securities held by the stockholder and must clearly state that the communication is intended to be shared with the Board. The Company’s Chairman will forward all such communications to the members of the Board.

Code of Business Conduct and Ethics

We adopted a Code of Business Conduct and Ethics that applies to, among other persons, our principal executive officers, principal financial officer, principal accounting officer or controller, and persons performing similar functions. Our Code of Business Conduct and Ethics is available on our website www.omniawellness.com.

ITEM 6

EXECUTIVE COMPENSATION

Compensation of Executive Officers

The following table sets forth information regarding each element of compensation that was paid or awarded to the named executive officers of the Company for the periods indicated.

Name and Principal Position	Year(3)	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All other Compensation ($)	Total ($)
Steve R. Howe (Executive Chairman and Director)	2020	–	–	–	–	–	–	137,500 (1)	137,500
	2019	–	–	–	–	–	–	269,000 (1)	269,000

Jainal Bhuiyan (President and Director)	2020	–	–	–	–	–	–	–	–
	2019	–	–	–	–	–	–	–	–

Amer Samad (2) (Former Chief Executive Officer, President, Treasurer and Director)	2020	–	–	–	–	–	–	–	–
	2019	–	–	–	–	–	–	–	–

(1)	Represents consulting fees paid to an affiliate of Mr. Howe for the period indicated pursuant to a consulting agreement that terminated in accordance with its terms in 2020.
(2)	Mr. Samad was appointed as the Company’s sole officer and director on June 25, 2019, and he resigned from all positions on January 5, 2021.
(3)	Represents Omnia Corp.’s fiscal year ended December 31 for the periods indicated. As a result of the Closing of the Acquisition, Omnia Corp. changed its fiscal year end to be consistent with the Company’s fiscal year end of March 31. Accordingly, future filings of the Company will reflect a March 31 fiscal year end.

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Outstanding Equity Awards at Fiscal Year-End

There were no outstanding equity awards held by any of the named executive officers as of the end of the fiscal year ended December 31, 2019.

Option Exercises and Fiscal Year-End Option Value Table

There were no stock options exercised during the fiscal year ended December 31, 2019 by the named executive officers.

Long-Term Incentive Plans and Awards

There were no awards made to a named executive officer in the fiscal year ended December 31, 2019 under any long-term incentive plan.

Employment Agreements

The Company is not party to any employment or similar agreement with any of its executive officers.

Director Compensation

No compensation was paid by the Company to its directors as such during the year ended December 31, 2019 or 2020. In consideration for their board service, we intend to compensate our outside directors in the form of options for each year for their continued service. We also reimburses our directors reasonable out of pocket expenses incurred in attending board meetings and in carrying out their board duties.

2020 Equity Incentive Plan

As of March 5, 2020, subject to the Acquisition, our Board of Directors adopted the Omnia Wellness Inc. 2020 Equity Incentive Plan, or the 2020 Plan, which was approved by stockholders holding a majority of our common stock on March 5, 2020.

The Board believes that our ability to offer our key employees, non-employee directors and certain consultants and advisers long-term, equity-based compensation will help enable us to attract, motivate and retain experienced and highly qualified employees, directors and other service providers who will contribute to our financial success. It is the judgment of the Board that approval of the 2020 Plan is in the best interests of the Company and its stockholders.

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The following is a brief description of the 2020 Plan. The full text of the 2020 Plan is attached as an exhibit to this Current Report on Form 8-K, and the following description is qualified in its entirety by reference to the exhibit.

The 2020 Plan permits the issuance of equity-based awards, including incentive stock options, or ISOs, nonqualified stock options, restricted stock and restricted stock units, or RSUs (the “Awards”).

The 2020 Plan is administered by the Board, or a committee composed of two or more members of the Board (the “Committee”) which is authorized to grant Awards.

Purpose and Eligible Individuals. The purpose of the 2020 Plan is to retain the services of valued key employees and consultants of the Company and such other persons as the Committee determines and to encourage such persons to acquire a greater proprietary interest in the Company, thereby strengthening their incentive to achieve the objectives of the stockholders of the Company, to serve as an aid and inducement in the hiring of new employees and to provide an equity incentive to consultants and other persons selected by the Committee. Under the 2020 Plan, Awards may be granted to our officers, directors, employees and consultants or the officers, directors, employees and consultants of our subsidiary. Because the grant of Awards under the 2020 Plan will be within the discretion of the Committee, it is not possible to determine the Awards that will be made to executive officers or directors under the 2020 Plan.

Shares Subject to the 2020 Plan. The total number of Awards to acquire shares of Common Stock, shares of restricted stock and RSUs shall be 2,000,000. The maximum number of shares that may be subject to ISOs granted under the 2020 Plan shall be 2,000,000, subject to adjustment as provided in the 2020 Plan. The total amount of Common Stock that may be granted under the 2020 Plan to any single person in any calendar year may not exceed in the aggregate 2,000,000 shares. To the extent that an Award lapses or is forfeited, the shares subject to such Award will again become available for grant under the terms of the 2020 Plan.

Administration. Although the Board has the authority to administer the 2020 Plan, it has the right to delegate this authority to the Committee. Each member of the Committee, if any, will be a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code.

Subject to the terms of the 2020 Plan, the Committee’s authority includes the authority to: (1) select or approve Award recipients; (2) determine the terms and conditions of Awards, including the price to be paid by a participant for any Common Stock; and (3) interpret the 2020 Plan and prescribe rules and regulations for its administration.

Stock Options. The Committee may grant ISOs or nonqualified stock options, or Options. The Committee determines the number of shares of Common Stock subject to each Option, provided that in no event shall the aggregate fair market value of the shares of Common Stock with respect to which ISOs are exercisable for the first time by a participant during any calendar year shall not exceed $100,000. The Committee determines the exercise price of an Option, its duration and the manner and time of exercise. However, in no event shall an Option be exercisable more than ten years following the grant date thereof. ISOs may be issued only to employees of the Company or of a corporate subsidiary of ours, and the exercise price must be at least equal to the fair market value of the Common Stock as of the date the Option is granted. Further, an ISO must be exercised within ten years of grant. The Committee, in its discretion, may provide the vesting terms of any Option, provided that if no schedule is specified at the time of grant, the Option shall vest as follows: (i) on the six month anniversary of the date of the grant, the Option shall vest and shall become exercisable with respect to 25% of the Common Stock to which it pertains; and (ii) on the seven month and each successive month anniversary to and including the twenty four month anniversary, the Award shall vest and become exercisable with respect to an additional 1/24th of shares of Common Stock to which it pertains. The vesting of one or more outstanding Options may be accelerated by the Committee at such times and in such amounts as it shall determine in its sole discretion. Options may be exercisable for one year following the termination of employment or other service relationship, unless the Committee specifies otherwise, in the event the Option is an ISO, in the event of a termination for “cause” or the expiration date of the Option.

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The exercise price of an Option may be paid in cash or by certified or cashier’s check, or, at the discretion of the Committee, in shares of Common Stock owned by the participant, or by means of a “cashless exercise” procedure in which a broker transmits to us the exercise price in cash, either as a margin loan or against the participant’s notice of exercise and confirmation by us that we will issue and deliver to the broker stock certificates for that number of shares of Common Stock having an aggregate fair market value equal to the exercise price.

Options granted under the 2020 Plan and the rights and privileges conferred by the 2020 Plan may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by applicable laws of descent and distribution.

Stock Grants. The Committee may issue shares of Common Stock to participants with restrictions, as determined by it in its discretion, as well as restricted stock units, which are contractual commitments to deliver shares of Common Stock pursuant to a vesting schedule. Restrictions may include conditions that require the participant to forfeit the shares in the event that the holder ceases to provide services to us and/or if certain performance goals are not met (see discussion below). The recipient of a stock grant, including a stock grant subject to restrictions, unless otherwise provided for in a restricted stock agreement, has the rights of a stockholder of ours to vote and to receive payment of dividends on our Common Stock. Holders of restricted stock units and Options do not enjoy voting and dividend rights until the Award is settled in actual shares of Common Stock or the option is exercised, as the case may be.

Effect of Certain Corporate Transactions. If a recapitalization or similar transaction occurs that does not alter the existing proportionate ownership of the Common Stock, appropriate adjustments shall be made in the exercise price and number of outstanding Options and in the terms of restricted stock and RSUs. In the case of a merger, acquisitive transaction, reorganization, liquidation or other transaction, or Major Transaction, that does alter such proportionate ownership, vested Options generally may be exercised before such transaction and persons owning Common Stock as a result of Awards made under the 2020 Plan will participate on the same basis as other owners of Common Stock. Alternatively, the Board may determine in the case of a Major Transaction that Options, restricted stock and RSUs will continue in effect on a basis similar to that in effect prior to such Major Transaction, including with respect to vesting, except that such rights shall apply with respect to the surviving entity. The Board may, in its discretion, accelerate vesting in whole or in part in connection with a Major Transaction.

Performance Goals. If the Committee desires to tie an Award to performance goals, the performance goals selected by the Committee must be based on the achievement of specified levels of one, or any combination, of the following business criteria: return on equity, return on assets, share price, market share, sales, earnings per share, costs, net earnings, net worth, inventories, cash and cash equivalents, gross margin or the Company’s performance relative to its internal business plan. Performance objectives may be in respect of the performance of the Company as a whole (whether on a consolidated or unconsolidated basis), a related corporation, or a subdivision, operating unit, product or product line of either of the foregoing. Performance objectives may be absolute or relative and may be expressed in terms of a progression or a range. An Award that is exercisable (in full or in part) upon the achievement of one or more performance objectives may be exercised only following written notice to the participant and the Company by the Committee that the performance objective has been achieved. After the close of the applicable performance period, which may consist of more than one year, and generally before the close of the next year’s first quarter, the Committee will determine the extent to which the performance goals were satisfied and make a final determination with respect to an Award.

Further Amendments to the 2020 Plan. The Board or the Committee may, at any time, modify, amend or terminate the 2020 Plan or modify or amend Awards granted under the 2020 Plan, including, without limitation, such modifications or amendments as are necessary to maintain compliance with applicable laws. However, the Board or the Committee may not, without approval of the Company’s stockholders: (1) increase the total number of shares covered by the 2020 Plan, except by adjustments upon certain changes in capitalization; (2) change the aggregate number of shares of Common Stock that may be issued to any single person; (3) change the class of persons eligible to receive Awards under the 2020 Plan; or (4) make other changes in the 2020 Plan that require stockholder approval under applicable law (including any rules of any applicable stock exchange or stock quotation system of which the Company’s shares of Common Stock are is traded). Except as otherwise provided in the 2020 Plan or an award agreement, no amendment will adversely affect outstanding Awards without the consent of the participant. Any termination of the 2020 Plan will not terminate Awards then outstanding, without the consent of the participant.

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Term of the 2020 Plan. Unless sooner terminated by the Board, the 2020 Plan will terminate on the day prior to the 10th anniversary of its adoption by the Board. No Award may be granted after such termination or during any suspension of the 2020 Plan.

U.S. Tax Treatment. The following description of the federal income tax consequences of Awards is general and does not purport to be complete.

Incentive Stock Options

Generally, a participant incurs no federal income tax liability on either the grant or the exercise of an ISO, although a participant will generally have taxable income for alternative minimum tax purposes at the time of exercise equal to the excess of the fair market value of the shares subject to the Option over the exercise price. Provided that the shares are held for at least one year after the date of exercise of the Option and at least two years after its date of grant, any gain realized on a subsequent sale of the shares will be taxed as long-term capital gain. If the shares are disposed of within a shorter period of time, the participant will recognize ordinary compensation income in an amount equal to the difference between the fair market value of the shares on the date of exercise (or the sale price of the shares sold, if less) over the exercise price. The Company receives no tax deduction on the grant or exercise of an ISO, but the Company is entitled to a tax deduction if the participant recognizes ordinary compensation income on account of a premature disposition of shares acquired on exercise of an ISO, in the same amount and at the same time as the participant recognizes income.

NonQualified Stock Options

A participant realizes no taxable income when a nonqualified stock option is granted. Instead, the difference between the fair market value of the shares acquired pursuant to the exercise of the Option and the exercise price paid is taxed as ordinary compensation income when the Option is exercised. The difference is measured and taxed as of the date of exercise, if the shares are not subject to a “substantial risk of forfeiture,” or as of the date or dates on which the risk terminates in other cases. A participant may elect (as described under Stock Awards below) to be taxed on the difference between the exercise price and the fair market value of the shares on the date of exercise, even though some or all of the shares acquired are subject to a substantial risk of forfeiture. Once ordinary compensation income is recognized, gain on the subsequent sale of the shares is taxed as short-term or long-term capital gain, depending on the holding period after exercise. The Company receives no tax deduction on the grant of a nonqualified stock option, but it is entitled to a tax deduction when a participant recognizes ordinary compensation income on or after exercise of the Option, in the same amount as the income recognized by the participant.

Stock Awards

A person who receives an award of shares without any restrictions will recognize ordinary compensation income equal to the fair market value of the shares over the amount (if any) paid. If the shares are subject to restrictions, the recipient generally will not recognize ordinary compensation income at the time the award is received but will recognize ordinary compensation income when restrictions constituting a substantial risk of forfeiture lapse, including satisfying any accelerated vesting conditions as a result of “retirement.” The amount of that income will be equal to the excess of the aggregate fair market value, as of the date the restrictions lapse, over the amount (if any) paid for the shares. Alternatively, a person may elect to be taxed, pursuant to Section 83(b) of the Code, on the excess of the fair market value of the shares at the time of grant over the amount (if any) paid for the shares, notwithstanding any restrictions. All such taxable amounts are deductible by the Company at the time and in the amount of the ordinary compensation income recognized by the recipient.

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Restricted Stock Units

A person who receives RSUs generally will not recognize ordinary compensation income at the time of grant. Rather, the recipient will generally recognize ordinary compensation income equal to the fair market value of the shares or cash received less the price paid, if any, at the time the RSUs settles (generally shortly after vesting, although further deferral may be permitted). When any shares received are subsequently sold, the recipient generally will recognize capital gain or loss equal to the difference between the amount realized upon the sale of the shares and his or her tax basis in the shares (generally, the fair market value of the shares when acquired ). The capital gain or loss will be long-term if the shares were held for more than one (1) year or short-term if held for a shorter period. The Company will be entitled to a tax deduction when the recipient recognizes ordinary compensation income.

Dividends

The full amount of dividends or other distributions of property made with respect to share Awards before the lapse of any applicable restrictions will constitute ordinary compensation income, and the Company is entitled to a deduction at the same time and in the same amount as the income is realized by the recipient (unless an election under Section 83(b) of the Code has been made). Cash dividends are generally not available with respect to Options and RSUs until exercised or settled, respectively.

ITEM 7

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

There have been no transactions since March 31, 2018 to which the Company has been a participant in which the amount involved exceeded or will exceed the lesser of $120,000 or 1% of the average of the Company’s total assets as of December 31, 2019, and in which any of our directors, executive officers or holders of more than five percent of our capital stock, or any members of their immediate family, had or will have a direct or indirect material interest, other than compensation arrangements which are described under “Executive Compensation” and as provided below:

Contract Services Agreement

The Company outsources its manufacturing pursuant to a Contract Services Agreement with DryRX, LLC dated as of January 1, 2020, which replaced and superseded the Contract Services Agreement with DryRX, LLC dated as of July 22, 2018 which expired in accordance with its terms. The Contract Services Agreement, among other things, provides that DryRX shall provide manufacturing and support services, including sales, marketing, invoicing and technical support, on behalf of the Company, and shall be responsible for the manufacturing oversight and production operations of the Company’s products. In return, the Company is obligated to pay to DryRX a fee equal to 10% of net sales less cost-of-goods-sold and all expenses associated with the services. The Company advanced funds to DryRX to cover the work they are performing under the agreement. As expenses are incurred the balance is moved from due from related party to expenses. The Company incurred expenses under this agreement for selling and marketing expenses of $886,179 during the year ended December 31, 2019 and $112,500 for the nine months ended September 30, 2020. DryRX is owned and controlled by Steve Howe’s brother.

Consulting Agreement

The Company entered into a Consulting Agreement with an affiliate of Steve Howe pursuant to which he provided management and oversight on behalf of the Company, which Consulting Agreement terminated in accordance with its terms in 2020. The Company incurred consulting expenses under this agreement of $329,684 (of which $269,000 was compensation to Mr. Howe and the remainder as reimbursement of expenses) for the fiscal year ended December 31, 2019 and $297,510 for the fiscal year ended December 31, 2018, and $137,500 for the nine months ended September 30, 2020.

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License Agreement

On April 30, 2019, Omnia Corp. entered into a worldwide exclusive license with Drywave Technologies USA, Inc., which is the owner or exclusive licensee of certain of the technology, patent and other intellectual property rights, and know-how related to our dry hydrotherapy massage products. Pursuant to the terms and conditions of the license agreement, the Company received intellectual property rights to manufacture, use, and offer for sale all the products related to the patents and trademarks for dry hydrotherapy therapy technologies. The license fee to acquire the technology is $2,000,000, all of which has been paid. The Company is also obligated to pay to Drywave a royalty of 3% of net sales beginning May 1, 2020 and continuing for the longer of the period in which there are valid patent claims or ten years. Drywave is wholly-owned by Steve Howe, our Executive Chairman.

The Acquisition

Pursuant to the Exchange Agreement for the Acquisition whereby Omnia Corp. became a wholly-owned subsidiary of the Company, each holder of Omnia Corp. shares outstanding immediately prior to the Closing received shares of our common stock in exchange therefore based on a one-for-one exchange ratio, with all fractional shares rounded up to the nearest whole share. Accordingly, we issued 2,500,000 and 2,250,000 shares of our common stock to Messrs. Bhuiyan and Kukekov, respectively, 750,000 shares of our common stock to Lifestyle Healthcare LLC, an affiliate of Dr. Kukekov, and 4,500,000 shares of our common stock to Lexxus, LLC, an affiliate of Steve Howe. Furthermore, at the Closing, in connection with the Acquisition, an aggregate of $500,000 principal amount of convertible promissory notes of Omnia Corp. converted in accordance with their terms into an aggregate of 1,269,665 shares of our common stock. Of such shares, 729,730 were issued to Nickolay Kukekov, a director, and 539,935 were issued to M. Jainal Bhuiyan, a director and executive officer, or their respective affiliates. Prior to the Closing, Messrs. Kukekov and Bhuiyan, or their affiliates, already owned an aggregate of 448,321 shares of Omnia Inc.’s common stock, which represented approximately 1% of Omnia Inc.’s issued and outstanding common stock at that time.

Additionally, as of the Closing, Mr. Amer Samad, our former sole director and executive officer, agreed to cancel 52,656,888 shares of our common stock as part of the conditions to Closing, which are expected to be cancelled as soon as practicable after Closing.

Assignment and Assumption Agreement

As of immediately prior to the closing of the Acquisition, the Company entered into an Assignment and Assumption Agreement with RZI Consulting LLC (the “Assignment Agreement”), pursuant to which RZI Consulting LLC assumed substantially all of the Company’s remaining assets and liabilities through the closing of the Acquisition. Accordingly, as of the closing of the Acquisition, the Company had no assets or liabilities (other than relating to general and administrative expenses). RZI Consulting LLC is owned by Messrs. Kukekov and Bhuiyan.

Notes Outstanding

As of January 5, 2021, and taking into account the Closing and the conversion of an aggregate of approximately $500,000 in convertible notes specified above, the Company has outstanding indebtedness in favor of Messrs. Kukekov and Bhuiyan, and their respective affiliates, in the aggregate principal amount of approximately $480,000.

Indemnification Agreements

Our certificate of incorporation contains provisions limiting the liability of directors, and our bylaws provides that we indemnify each of our directors to the fullest extent permitted under Nevada law. Our certificate of incorporation and bylaws also provide our board of directors with discretion to indemnify our officers and employees when determined appropriate by the board.

Related Person Transaction Policy

The Board intends to implement a policy to review, approve and oversee any transaction between us and any related person and any other potential conflict of interest situations on an ongoing basis, and develops policies and procedures for the approval of related party transactions. Prior to consideration of a transaction with a related person, the material facts as to the related person’s relationship or interest in the transaction would be disclosed to the disinterested directors. The transaction would not be approved unless a majority of the members of the Board who are not interested in the transaction approve the transaction. The Board intends to takes into account, among other factors that it deems appropriate, whether the related person transaction is on terms no less favorable to us than terms generally available in a transaction with an unrelated third-party under the same or similar circumstances and the extent of the related person’s interest in the related person transaction.

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Director Independence

We use the definition of “independence” of The NASDAQ Stock Market to make this determination. NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the company or any other individual having a relationship, which, in the opinion of the Company’s Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The NASDAQ listing rules provide that a director cannot be considered independent if:

●	The director is, or at any time during the past three years was, an employee of the company;

●	The director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);

●	A family member of the director is, or at any time during the past three years was, an executive officer of the company;

●	The director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions);

●	The director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the company served on the compensation committee of such other entity; or

●	The director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

Under such definitions, none of our directors can be considered independent.

ITEM 8

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm business.

We are not currently a party in any legal proceeding or governmental regulatory proceeding nor are we currently aware of any pending or potential legal proceeding or governmental regulatory proceeding proposed to be initiated against us that would have a material adverse effect on us or our business.

ITEM 9

MARKET PRICE OF AND DIVIDENDS ON OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is no “established trading market” for our shares of common stock. Our common stock is currently quoted on the OTC Pink Market under the ticker symbol “OMWS” since April 15, 2020. There can be no assurance that a trading market will ever develop or, if such a market does develop, that it will continue. Prior to April 15, 2020, our common stock was quoted on the OTC Pink Market under the symbol “GLLX”. There were no trades in our common stock prior to May 27, 2019.

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The following table sets forth for the periods indicated the high and low bid prices per share of our common stock as reported on OTC Pink Market, but as adjusted to reflect our March 5, 2020 1:12.6374 forward stock split. These prices represent quotations between dealers without adjustment for retail mark-up, markdown or commission and may not represent actual transactions.

Quarterly Period Ended	High		Low
June 30, 2020		$4.20		$4.20
September 30, 2020		$4.20		$4.20
December 31, 2020		$4.20		$4.20

March 31, 2020		$8.00		$0.05
December 31, 2019		$4.20		$4.00
September 30, 2019		$6.00		$2.00
June 30, 2019		$2.00		$1.00

March 31, 2019		$1.01		$1.01
December 31, 2018		$1.01		$1.01
September 30, 2018		$1.01		$1.01
June 30, 2018	$	N/A	$	N/A

Holders

As of the date of the Report, after giving effect to the Closing of the Acquisition and the issuance of shares required thereunder, there are approximately 30 holders of record of our common stock.

Dividends

We have never declared or paid any cash dividend. We do not anticipate that we will declare or pay any dividends in the foreseeable future. Our current policy is to retain earnings, if any, to fund operations, and the development and growth of our business. Any future determination to pay cash dividends will be at the discretion of our Board and will be dependent upon our financial condition, operation results, capital requirements, applicable contractual restrictions, restrictions in our organizational documents, and any other factors that our Board deems relevant.

Penny Stock

Our Common Stock is subject to provisions of Section 15(g) and Rule 15g-9 of the Exchange Act, commonly referred to as the “penny stock rule.” Section 15(g) sets forth certain requirements for transactions in penny stock, and Rule 15g-9(d) incorporates the definition of “penny stock” that is found in Rule 3a51-1 of the Exchange Act. The SEC generally defines a penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. The Company is subject to the SEC’s penny stock rules.

Since the Common Stock will be deemed to be penny stock, trading in the shares of our common stock is subject to additional sales practice requirements on broker-dealers who sell penny stock to persons other than established customers and accredited investors, as defined in Regulation D promulgated under the Securities Act. For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of such security and must have the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt the rules require the delivery, prior to the first transaction of a risk disclosure document, prepared by the SEC, relating to the penny stock market. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information for the penny stocks held in an account and information to the limited market in penny stocks. Consequently, these rules may restrict the ability of broker-dealer to trade and/or maintain a market in our common stock and may affect the ability of the Company’s stockholders to sell their shares of common stock.

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Securities Authorized for Issuance under Equity Compensation Plans

In March 2020, our board of directors adopted subject to the closing of the Acquisition, and stockholders approved the 2020 Equity Incentive Plan.

Under the 2020 Equity Incentive Plan, we may grant equity based incentive awards, including options, restricted stock, and other stock-based awards, to any directors, employees, advisers, and consultants that provide services to us or any of our subsidiaries on terms and conditions that are from time to time determined by us. An aggregate of up to 2,000,000 of our common stock are reserved for issuance under the 2020 Plan. No grants under the 2020 Plan are outstanding as of December 31, 2019. The purpose of the 2020 Plan is to provide financial incentives for selected directors, employees, advisers, and consultants of the Company and/or its subsidiaries, thereby promoting the long-term growth and financial success of the Company. The board of directors believes that the 2020 Plan will serve a critical role in attracting and retaining high caliber employees, consultants and directors essential to our success and in motivating these individuals to strive to meet our goals.

The table below sets forth information as of December 31, 2019 with respect to compensation plans under which our common stock is authorized for issuance.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders	–	$–	2,000,000

Equity compensation plans not approved by security holders	–	$–	–

Total	–		2,000,000

ITEM 10

RECENT SALES OF UNREGISTERED SECURITIES

As of January 5, 2021, as a result of the Closing, pursuant to and in connection with the Acquisition, the Company issued an aggregate of approximately 10,000,000 shares of common stock to the former stockholders of Omnia Corp. All of such shares were issued with a restrictive legend that the shares had not been registered under the Securities Act. The issuance of the shares was exempt from the registration requirements of the Securities Act in reliance upon Section 4(a)(2) of the Securities Act as an offering not involving a public offering. Each of the recipients of the shares represented that they were accredited investors and/or sophisticated.

Also as of January 5, 2021, in connection with the Acquisition, an aggregate of approximately $500,000 principal amount of convertible promissory notes of Omnia Corp. converted in accordance with their terms into an aggregate of 1,269,665 shares of our common stock. All of such shares were issued with a restrictive legend that the shares had not been registered under the Securities Act. The issuance of the shares was exempt from the registration requirements of the Securities Act in reliance upon Section 4(a)(2) of the Securities Act as an offering not involving a public offering. Each of the recipients of the shares represented that they were accredited investors and/or sophisticated.

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ITEM 11

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the rights of holders of our capital stock and some of the provisions of our certificate of incorporation and bylaws and of the Nevada Revised Statutes, or the NRS. This summary is not complete. For more detailed information, please see our certificate of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part, as well as the relevant provisions of the NRS.

General

Our authorized capital stock consists of 100,000,000 shares of common stock, with a par value of $0.001 per share, and 10,000,000 shares of preferred stock, with a par value of $0.0001 per share. As of the Closing of the Acquisition and taking into account the transactions contemplated by the Acquisition (including the expected cancellation of 52,656,888 shares of common stock owned by Amer Samad and the conversion of approximately $500,000 of convertible notes), there were 13,670,787 shares of Common Stock issued and outstanding. Of the shares of Common Stock issued and outstanding, approximately, 11,733,000 of such shares are restricted shares under the Securities Act. None of these restricted shares are eligible for resale absent registration or an exemption from registration under the Securities Act. As of the date hereof, the exemption from registration provided by Rule 144 under the Securities Act is not available for these shares pursuant to Rule 144(i).

Common Stock

Each holder of Common Stock is entitled to one vote for each share of Common Stock held of record by such holder with respect to all matters to be voted on or consented to by our stockholders, except as may otherwise be required by applicable Nevada law. The stockholders do not have pre-emptive rights under our Certificate of Incorporation to acquire additional shares of Common Stock or other securities. The Common Stock will not be subject to redemption rights and will carry no subscription or conversion rights. In the event of liquidation of the Company, the stockholders will be entitled to share in corporate assets on a pro rata basis after the Company satisfies all liabilities and after provision is made for each class of capital stock having preference over the Common Stock (if any). Subject to the laws of the State of Nevada, if any, of the holders of any outstanding series of preferred stock, the Board of Directors will determine, in their discretion, to declare dividends advisable and payable to the holders of outstanding shares of Common Stock. Shares of our Common Stock are subject to transfer restrictions.

Blank-Check Preferred Stock

The Company is currently authorized to issue up to 10,000,000 shares of blank check preferred stock, $0.001 par value per share, none of which have been designated. The Board of Directors has the discretion to issue shares of preferred stock in series and, by filing a Preferred Stock Designation or similar instrument with the Nevada Secretary of State, to establish from time to time the number of shares to be included in each such series, and to fix the designation, power, preferences and rights of the shares of each such Series and the qualifications, limitations and restrictions thereof.

Transfer Agent and Registrar

The Company’s transfer agent for the Common Stock is VStock Transfer, LLC and may be contacted at 18 Lafayette Place, Woodmere, New York. Their telephone number is (212) 828-8436.

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ITEM 12

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company is incorporated under the laws of the State of Nevada.

NRS Section 78.7502 provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with any the defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

Our Articles of Incorporation and Bylaws provide that we shall indemnify our directors, officers, employees and agents to the full extent permitted by NRS, including in circumstances in which indemnification is otherwise discretionary under such law.

These indemnification provisions may be sufficiently broad to permit indemnification of our officers, directors and other corporate agents for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the company pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

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We have the power to purchase and maintain insurance on behalf of any person who is or was one of our directors or officers, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other business against any liability asserted against the person or incurred by the person in any of these capacities, or arising out of the person’s fulfilling one of these capacities, and related expenses, whether or not we would have the power to indemnify the person against the claim under the provisions of the NRS. We currently maintain director and officer liability insurance on behalf of our director and officers.

ITEM 13

FINANCIAL STATEMENTS

See information contained in Item 9.01 below.

ITEM 14

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING OR FINANCIAL DISCLOSURE

See information contained in Item 4.01 below.

ITEM 15

FINANCIAL STATEMENTS AND EXHIBITS

See information contained in Item 9.01 below.

Item 3.02. Unregistered Sales of Equity Securities.

Reference is made to the disclosures set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 4.01 Change in Registrant’s Certifying Accountant

Effective January 5, 2021, the Board of Directors of the Company dismissed BF Borgers CPA PC, or BF Borgers, as its independent registered accountant and engaged MaloneBailey LLP, Certified Public Accounting Firm, to serve as its independent registered accounting firm. BF Borgers’ audit reports on the Company’s financial statements for the fiscal years ended March 31, 2020 and 2019 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that, the audit reports included an explanatory paragraph with respect to the uncertainty as to the Company’s ability to continue as a going concern. During the years ended March 31, 2020 and 2019 and during the subsequent interim period preceding the date of BF Borgers’ dismissal, there were (i) no disagreements with BF Borgers on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, and (ii) no reportable events (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

MaloneBailey LLP, Certified Public Accounting Firm, is the independent registered accounting firm for Omnia Corp., and its report on the financial statements of Omnia Corp. at December 31, 2019 and 2018 is included in this current report on Form 8-K. Prior to engaging MaloneBailey LLP, the Company did not consult with MaloneBailey LLP regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements.

The Company has requested BF Borgers to furnish it with a letter addressed to the SEC stating whether it agrees with the statements made above by the Company. The Company has filed this letter as an exhibit to this 8-K.

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Item 5.01 Changes in Control of Registrant

Reference is made to the disclosures set forth under Item 1.01 and Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information contained in Item 2.01 of this Current Report on Form 8-K related to the adoption of the 2020 Equity Incentive Plan, resignations and appointments of the registrant’s officers and directors, and the compensation payable thereto is responsive to this Item 5.02 and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 5, 2021, our Board of Directors adopted Amended and Restated By-Laws. A copy of the Amended and Restated By-Laws is annexed hereto as Exhibit 3.3, and is incorporated by reference herein.

Item 5.06 Change in Shell Company Status.

Following the consummation of the Acquisition described in Item 2.01 of this Current Report on Form 8-K, we believe that we are not a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act. In addition, the information contained in this Report is intended to provide “Form 10 information” within the meaning of Rule 144(i)(3) under the Securities Act.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits

(a) Financial Statements of Businesses Acquired.

In accordance with Item 9.01(a), Omnia Corp.’s audited financial statements for the fiscal year ended December 31, 2019 and for the period from April 30, 2018 (inception) through December 31, 2018 and as of December 31, 2019 and 2018, and its unaudited financial statements for and as of the three and nine months ended September 30, 2020 is filed as Exhibit 99.1 to this Report and is incorporated herein by reference.

(b) Pro forma financial information.

See the Unaudited Pro Forma Combined Balance Sheets as of September 30, 2020 and Pro Forma Combined Statements of Operations for the nine months ended September 30, 2020 and the year ended December 31, 2019, which is filed as Exhibit 99.2 to this Report and is incorporated herein by reference.

(c) Shell Company Transactions.

See (a) and (b) of this Item 9.01.

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(d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K:

Exhibit No.	Document
2.1	Share Exchange And Reorganization Agreement by and among Glolex Inc., Bed Therapies Inc. and the beneficial stockholders of Bed Therapies Inc., dated as of April 17, 2020 (Incorporated by reference the Company’s Current Report on Form 8-K filed on April 22, 2020)
3.1	Amended and Restated Articles of Incorporation of Omnia Wellness Inc. (Incorporated by reference the Company’s Current Report on Form 8-K filed on March 11, 2020)
3.2	Certificate of Amendment to Amended and Restated Articles of Incorporation of Omnia Wellness Inc. (Incorporated by reference the Company’s Current Report on Form 8-K filed on March 18, 2020)
3.3	Amended and Restated By-Laws of Omnia Wellness Inc.
4.1	Form of Common Stock Certificate
10.1	2020 Equity Incentive Plan
10.2	Form of Stock Option Award Agreement pursuant to 2020 Equity Incentive Plan
10.3	Worldwide Exclusive License Agreement, dated April 30, 2019, between the Company and Drywave Technologies, Inc.
10.4	Contract Services Agreement, effective as of January 1, 2020, by and between Solajet Financing Company LLC and DryRx, LLC
10.5	Master Facility License Agreement, dated as of August 9, 2018, by and between Fitness International, LLC, both on its own and on behalf of its wholly owned subsidiary, Fitness & Sports Clubs, LLC, and Drywave Technologies, USA, Inc., both on its own and on behalf of its wholly owned subsidiary, Massagewave, Inc.
10.6	Master Facility License Agreement Assignment, dated as of September 30, 2018, by and between Bed Therapies, LLC, Fitness International, LLC, both on its own and on behalf of its wholly owned subsidiary, Fitness & Sports Clubs, LLC, and Drywave Technologies, USA, Inc., both on its own and on behalf of its wholly owned subsidiary, Massagewave, Inc.
10.7	Form of 4% Promissory Note
10.8	Form of Promissory Note (10%/14%/20%)
10.9	Form of Convertible Promissory Note (1%/4%/12%)
10.10	Assignment and Assumption Agreement
10.11	Form of 12% Convertible Promissory Note
10.12	Secured Loan and Revenue Participation Agreement, dated as of September 18, 2019, by and between LG 2017 Holdings LLC and Solajet Financing Company LLC
10.13	Amendment to Secured Loan and Revenue Participation Agreement, dated as of February 24, 2020, by and between LG 2017 Holdings LLC and Solajet Financing Company LLC
10.14	Secured Loan and Revenue Participation Agreement, dated as of October 9, 2019, by and between Chartwell Capital US LP and Solajet Financing Company LLC
10.15	Secured Loan and Revenue Participation Agreement, dated as of March 10, 2020, by and between Chartwell Capital US LP and Solajet Financing Company LLC
10.16	Amendment to Secured Loan and Revenue Participation Agreement, dated as of February 24, 2020, by and between Chartwell Capital US LP and Solajet Financing Company LLC
10.17	Extension to Promissory Note, dated as of February 1, 2020, by and between Bed Therapies, Inc. and Barry Pressman
14.1	Code of Business Conduct and Ethics
16.1	Letter from BF Borgers CPA PC, dated January 11, 2021
21.1	Subsidiaries of the Registrant
99.1	Financial Statements
99.2	Unaudited Pro Forma Financial Statements

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

OMNIA WELLNESS INC.

Date: January 11, 2021	By:	/s/ Steve Howe
	Name:	Steve Howe
	Title:	Executive Chairman

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